MASTER REPURCHASE AGREEMENT

Dated as of January 5, 2006

Among:

NEW YORK MORTGAGE FUNDING, LLC,
as Seller,

THE NEW YORK MORTGAGE COMPANY, LLC,
as Seller,

NEW YORK MORTGAGE TRUST, INC.,
as Seller

and

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,
as Buyer

TABLE OF CONTENTS

1.	APPLICABILITY	1
2.	DEFINITIONS AND ACCOUNTING MATTERS	1
3.	THE TRANSACTIONS	16
4.	PAYMENT AND TRANSFER	20
5.	TAXES; TAX TREATMENT	20
6.	MARGIN MAINTENANCE	21
7.	INCOME PAYMENTS	22
8.	SECURITY INTEREST; BUYER’S APPOINTMENT AS ATTORNEY-IN-FACT	22
9.	CONDITIONS PRECEDENT	25
10.	RELEASE OF PURCHASED LOANS	28
11.	RELIANCE	29
12.	REPRESENTATIONS AND WARRANTIES	29
13.	COVENANTS OF SELLER	33
14.	REPURCHASE DATE PAYMENTS	40
15.	REPURCHASE OF PURCHASED LOANS	40
16.	SUBSTITUTION	41
17.	ACCELERATION OF REPURCHASE DATE	41
18.	EVENTS OF DEFAULT	41
19.	REMEDIES	45
20.	DELAY NOT WAIVER; REMEDIES ARE CUMULATIVE	47
21.	NOTICES AND OTHER COMMUNICATIONS	47
22.	USE OF EMPLOYEE PLAN ASSETS	47
23.	INDEMNIFICATION AND EXPENSES.	47
24.	WAIVER OF REDEMPTION AND DEFICIENCY RIGHTS	49
25.	REIMBURSEMENT	49
26.	FURTHER ASSURANCES	49
27.	TERMINATION	49
28.	SEVERABILITY	49
29.	BINDING EFFECT; GOVERNING LAW	50
30.	AMENDMENTS	50
31.	SUCCESSORS AND ASSIGNS	50
32.	SURVIVAL	50
33.	CAPTIONS	50
34.	COUNTERPARTS	50
35.	SUBMISSION TO JURISDICTION; WAIVERS	50
36.	WAIVER OF JURY TRIAL	51
37.	ACKNOWLEDGEMENTS	51

i

38.	HYPOTHECATION OR PLEDGE OF PURCHASED ITEMS.	51
39.	ASSIGNMENTS; PARTICIPATIONS.	52
40.	SINGLE AGREEMENT	52
41.	INTENT	53
42.	CONFIDENTIALITY	53
43.	SERVICING	53
44.	PERIODIC DUE DILIGENCE REVIEW	54
45.	SET-OFF	55
46.	ENTIRE AGREEMENT	55

SCHEDULES

SCHEDULE 1-A	Representations and Warranties re: Residential Loans

SCHEDULE 1-B	Representations and Warranties re: Small Balance Commercial Loans

SCHEDULE 2	Filing Jurisdictions and Offices

SCHEDULE 3	Relevant States

SCHEDULE 4	Subsidiaries

SCHEDULE 5	Litigation

EXHIBITS

EXHIBIT A	Form of Quarterly Certification

EXHIBIT B	Form of Custodial Agreement

EXHIBIT C	Form of Opinion of Counsel to the Seller

EXHIBIT D	Form of Notice of Transaction Notice

EXHIBIT E	Underwriting Guidelines

EXHIBIT F	Required Fields for Servicing Transmission

EXHIBIT G	Required Fields for Loan Data Transmission

EXHIBIT H	Form of Market Value Certificate

EXHIBIT I	Form of Confidentiality Agreement

EXHIBIT J	Form of Instruction Letter

EXHIBIT K	Third Party Underwriting Guidelines

ii

MASTER REPURCHASE AGREEMENT, dated as of January 5, 2006, among New York Mortgage Funding, LLC, a Delaware limited liability company, The New York Mortgage Company, LLC, a New York limited liability company and New York Mortgage Trust, Inc., a Maryland corporation (each, a “Seller”, and jointly and severally, the “Sellers”) and Greenwich Capital Financial Products, Inc., a Delaware corporation (“Buyer”, which term shall include any “Principal” as defined and provided for in Annex I), or as agent pursuant hereto (“Agent”),

1. APPLICABILITY

Buyer may, from time to time, upon the terms and conditions set forth herein, agree to enter into transactions in which a Seller transfers to Buyer Eligible Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to such Seller Purchased Loans at a date certain, against the transfer of funds by such Seller. Each such transaction shall be referred to herein as a “Transaction”, and, unless otherwise agreed in writing, shall be governed by this Agreement.

2. DEFINITIONS AND ACCOUNTING MATTERS

(a) Defined Terms. As used herein, the following terms have the following meanings (all terms defined in this Section 2 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

“Accepted Servicing Practices” shall mean with respect to any Loan, those accepted and prudent mortgage servicing practices (including collection procedures) of prudent mortgage lending institutions which service mortgage loans of the same type as the Loans in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with Fannie Mae servicing practices and procedures for MBS pool mortgages, as defined in the Fannie Mae servicing guides including future updates, and in a manner at least equal in quality to the servicing the Subservicer or any Seller’s designee, as the case may be, provides to mortgage loans which they own in their own portfolio.

“Additional Purchased Loans” shall have the meaning specified in Section 6(a) hereof.

“Adjustable Rate Loan” shall mean a Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

“Adjustment Date” shall mean with respect to each Adjustable Rate Loan, the date set forth in the related Note on which the Mortgage Interest Rate on the Loan is adjusted in accordance with the terms of the Note.

“Affiliate” shall mean, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” (together with the correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person, or (b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agent” shall mean Buyer or any successor.

“Agreement” shall mean this Master Repurchase Agreement (including all exhibits, schedules and other addenda hereto or thereto), as supplemented by the Pricing Side Letter, as it may be amended, further supplemented or otherwise modified from time to time.

“ALTA” shall mean the American Land Title Association.

“AM Funded Wet Loan” shall mean Wet Loans that will be funded before 12:00 p.m. (New York City time) on any Business Day.

“Applicable Margin” shall have the meaning set forth in the Pricing Side Letter.

“Appraised Value” shall mean the value set forth in an appraisal made in connection with the origination of the related Loan as the value of the Mortgaged Property (or the related Cooperative Unit in the case of a Cooperative Loan).

“Assignment of Mortgage” shall mean, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to Buyer.

“Attorney Bailee Letter” shall have the meaning assigned to such term in the Custodial Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

“Best’s” shall mean Best’s Key Rating Guide, as the same shall be amended from time to time.

“Breakage Costs” shall have the meaning assigned thereto in Section 3(h) herein.

“Business Day” shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York, the Custodian or banking and savings and loan institutions in the State of New York, Connecticut or the City of New York or the city or state in which the Custodian’s offices are located are closed, or (iii) a day on which trading in securities on the New York Stock Exchange or any other major securities exchange in the United States is not conducted.

“Capital Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Equivalents” shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor’s Ratings Group (“S&P”) or P-1 or the equivalent thereof by Moody’s Investors Service, Inc. (“Moody’s”) and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or, (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Change of Control” shall mean with respect to any Seller, the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of outstanding shares of voting stock of such Person at any time if after giving effect to such acquisition (i) such Person or Persons owns twenty percent (20%) or more of such outstanding voting stock or (ii) Steven B. Schnall does not own more than fifty percent (50%) of such outstanding voting stock.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collection Account” shall mean the following account established by the Sellers in accordance with Section 13(ii) for the benefit of Buyer, “Greenwich Capital Financial Products, Inc. - P&I account - Account # ________”.

“Combined Aggregate Purchase Price” shall mean $249,000,000.

“Commonly Controlled Entity” shall mean an entity, whether or not incorporated, which is under common control with a Seller within the meaning of Section 4001 of ERISA or is part of a group which includes a Seller and which is treated as a single employer under Section 414 of the Code.

“Confirmation” shall have the meaning assigned thereto in Section 3(a) hereof.

“Contractual Obligation” shall mean as to any Person, any material provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or any material provision of any security issued by such Person.

“Cooperative Corporation” shall mean with respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

“Cooperative Loan” shall mean a Loan that is secured by a first lien on and perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

“Cooperative Project” shall mean, with respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

“Cooperative Shares” shall mean, with respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by a stock certificate.

“Cooperative Unit” shall mean, with respect to a Cooperative Loan, a specific unit in a Cooperative Project.

“Custodial Agreement” shall mean the Amended and Restated Custodial Agreement, dated as of January 5, 2006, among Sellers, Buyer, Custodian, and LaSalle Bank, National Association as Disbursement Agent, as the same shall be modified and supplemented and in effect from time to time.

“Custodian” shall mean LaSalle Bank, National Association, or its successors and permitted assigns.

“Custodian Loan Transmission” shall have the meaning assigned thereto in the Custodial Agreement.

“Default” shall mean an Event of Default or any event, that, with the giving of notice or the passage of time or both, would become an Event of Default.

“Disbursement Account” shall mean the account established by Buyer pursuant to which funds shall be disbursed to fund any Wet Loan.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Dry Loan” shall mean a first lien Loan which is underwritten in accordance with the Underwriting Guidelines and as to which the related Mortgage File contains all required Loan Documents.

“Due Date” shall mean the day of the month on which the Monthly Payment is due on a Loan, exclusive of any days of grace.

“Due Diligence Review” shall mean the performance by Buyer of any or all of the reviews permitted under Section 44 hereof with respect to any or all of the Loans or the Sellers or related parties, as desired by Buyer from time to time.

“Effective Date” shall mean the date upon which the conditions precedent set forth in Section 9(a) have been satisfied.

“Electronic Tracking Agreement” shall mean the Second Amended and Restated Electronic Tracking Agreement, dated as of January 5, 2006 among Buyer, Sellers, MERSCORP, Inc. and MERS.

“Electronic Transmission” shall mean the delivery of information in an electronic format acceptable to the applicable recipient thereof. An Electronic Transmission shall be considered written notice for all purposes hereof (except when a request or notice by its terms requires execution).

“Eligible Loan” shall have the meaning assigned thereto in the Pricing Side Letter.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which a Seller is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which a Seller is a member.

“Escrow Letter” shall mean, with respect to any Wet Loan that becomes subject to a Transaction before the end of the applicable rescission period, an escrow agreement or letter, which is fully assignable to the Buyer, stating that in the event of a Rescission or if for any other reason the Loan fails to fund on a given day, the party conducting the closing is holding all funds which would have been disbursed on behalf of the Mortgagor as agent for and for the benefit of the Buyer and such funds shall be returned to the related Seller not later than one Business Day after the date of Rescission or other failure of the Loan to fund on a given day.

“Escrow Payments” shall mean, with respect to any Loan, the amounts constituting ground rents, taxes, assessments, water charges, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Note or Mortgage or any other document.

“Event of Default” shall have the meaning provided in Section 18 hereof.

“Exception” shall have the meaning assigned thereto in the Custodial Agreement.

“Exception Report” shall mean the exception report prepared by the Custodian pursuant to the Custodial Agreement.

“Fannie Mae” shall mean Fannie Mae, or any successor thereto.

“Freddie Mac” shall mean Freddie Mac, or any successor thereto.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States of America.

“Governmental Authority” shall mean with respect to any Person, any nation or government, any state or other political subdivision, agency or instrumentality thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, any of its Subsidiaries or any of its properties.

“Gross Margin” shall mean with respect to each Adjustable Rate Loan, the fixed percentage amount set forth in the related Note and the Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Note to determine the new Mortgage Interest Rate for such Loan.

“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, (ii) obligations to make servicing advances for delinquent taxes and insurance, or other obligations in respect of a Mortgaged Property, to the extent required by the Buyer, or (iii) liabilities held through joint and several liability among any of the Sellers. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Income” shall mean, with respect to any Purchased Loan at any time, any principal and/or interest thereon and all dividends, sale proceeds (including, without limitation, any proceeds from the securitization of such Purchased Loan or other disposition thereof) and other collections and distributions thereon (including, without limitation, any proceeds received in respect of mortgage insurance), but not including any commitment fees, origination fees and/or servicing fees accrued in respect of periods on or after the initial Purchase Date with respect to such Purchased Loan.

“Indebtedness” shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner; and (j) any other indebtedness of such Person by a note, bond, debenture or similar instrument.

“Index” shall mean with respect to each Adjustable Rate Loan, the index identified on the related Loan Schedule and set forth in the related Note for the purpose of calculating the interest rate thereon.

“Instruction Letter” shall mean a letter agreement between each related Seller and each Subservicer substantially in the form of Exhibit J attached hereto, in which such Persons acknowledge the Buyer’s ownership interest in the Loans, and agree to remit any collections with respect to the Loans as Buyer may so direct from time to time, which Instruction Letter may be delivered by Buyer to such Subservicer in its sole discretion.

“Insurance Proceeds” shall mean with respect to each Loan, proceeds of insurance policies insuring the Loan or the related Mortgaged Property.

“Insured Closing Letter” shall mean, with respect to any Wet Loan that becomes subject to a Transaction before the end of the applicable rescission period, a letter of indemnification from an Approved Title Insurance Company, in any jurisdiction where insured closing letters are permitted under applicable law and regulation, addressed to the related Seller, which is fully assignable to the Buyer, with coverage that is customarily acceptable to Persons engaged in the origination of mortgage loans, identifying the Settlement Agent covered thereby, which may be in the form of a blanket letter.

“Interest Period” shall mean, with respect to any Transaction, (i) initially, the period commencing on the related Purchase Date with respect to such Transaction and ending on the calendar day prior to the next succeeding Repurchase Date, and (ii) thereafter, each period commencing on the Repurchase Date of a month and ending on the calendar day prior to the Repurchase Date of the next succeeding month. Notwithstanding the foregoing, no Interest Period may end after the Termination Date.

“Interest Rate Adjustment Date” means with respect to each Adjustable Rate Loan, the date, specified in the related Note and the Loan Schedule, on which the Mortgage Interest Rate is adjusted.

“Interest Rate Protection Agreement” shall mean with respect to any or all of the Purchased Loans, any interest rate swap, cap or collar agreement or any other applicable hedging arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies entered into by a Seller and reasonably acceptable to Buyer.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, including all rules and regulations promulgated thereunder.

“LIBO Base Rate” shall mean with respect to each day on which a Transaction is outstanding (or if such day is not a Business Day, the next succeeding Business Day), the rate per annum equal to the rate published by Bloomberg or if such rate is not available, the rate appearing at page 3750 of the Telerate Screen, as one-month LIBOR on such date, and if such rate shall not be so quoted, the rate per annum at which the Buyer is offered Dollar deposits at or about 11:00 A.M., New York City time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Transactions are then being conducted for delivery on such day for a period of one month and in an amount comparable to the amount of the Transactions to be outstanding on such day.

“LIBO Rate” shall mean with respect to each Interest Period pertaining to a Transaction, a rate (reset on a monthly basis) per annum determined by Buyer in its sole discretion in accordance with the following formula (rounded upwards to the nearest l/100th of one percent), which rate as determined by Buyer shall be conclusive absent manifest error by Buyer:

LIBO Base Rate
1.00 - LIBO Reserve Requirements

The LIBO Rate shall be calculated on each Purchase Date and Repurchase Date commencing with the first Purchase Date.

“LIBO Reserve Requirements” shall mean for any Interest Period for any Transaction, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements applicable to the Buyer in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board) maintained by a member bank of such Governmental Authority. As of the Effective Date, the LIBO Reserve Requirements shall be deemed to be zero.

“Lien” shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

“Loan” shall mean a mortgage loan or a Cooperative Loan which the Custodian has been instructed to hold for the Buyer pursuant to the Custodial Agreement, and which loan includes, without limitation, (i) a Note, the related Mortgage and all other Loan Documents and (ii) all right, title and interest of the related Seller in and to the Mortgaged Property covered by such Mortgage.

“Loan Data Transmission” shall mean a computer tape or other electronic medium generated by or on behalf of the related Seller and delivered or transmitted to the Buyer and Custodian which provides information relating to the Purchased Loans, including the information set forth in the Loan Schedule, in a format acceptable to the Buyer.

“Loan Documents” shall have the meaning assigned thereto in the Custodial Agreement.

“Loan List” shall mean the hard copy report provided by the related Seller which shall include with respect to each Loan to be included in a Transaction: (i) the Loan number, (ii) the Mortgagor’s name, (iii) the original principal amount of the Loan, (iv) the current principal balance of the Loan and (v) whether the Loan is a MERS Loan.

“Loan Schedule” shall mean a hard copy or electronic format incorporating the fields identified on Exhibit G, any other information required by Buyer and any other additional information to be provided pursuant to the Custodial Agreement.

“Loan-to-Value Ratio” or “LTV” shall mean with respect to any Loan, the ratio of the outstanding principal amount of such Loan at the time of origination to the lesser of (a) the Appraised Value of the related Mortgaged Property at origination of such Loan and (b) if the related Mortgaged Property was purchased within twelve (12) months of the origination of such Loan, the purchase price of the related Mortgaged Property.

“Margin Call” shall have the meaning assigned thereto in Section 6(a) hereof.

“Margin Deficit” shall have the meaning assigned thereto in Section 6(a) hereof.

“Margin Notice Deadline” shall mean the deadline set forth in the applicable Pricing Side Letter for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Section 6 hereof.

“Market Value” shall mean the value, determined by the Buyer in its sole reasonable discretion, of the Loans if sold in their entirety to a single third-party purchaser. The Buyer’s determination of Market Value shall be conclusive upon the parties, absent manifest error on the part of the Buyer. The Buyer shall have the right to mark to market the Loans on a daily basis which Market Value with respect to one or more of the Loans may be determined to be zero. The Sellers acknowledge that the Buyer’s determination of Market Value is for the limited purpose of determining the value of Purchased Loans which are subject to Transactions hereunder without the ability to perform customary purchaser’s due diligence and is not necessarily equivalent to a determination of the fair market value of the Loans achieved by obtaining competing bids in an orderly market in which the originator/servicer is not in default under a revolving debt facility and the bidders have adequate opportunity to perform customary loan and servicing due diligence. The Market Value shall be deemed to be zero with respect to each Loan which is not an Eligible Loan.

“Material Adverse Effect” shall mean a material adverse effect on (a) the property, business, operations, financial condition or prospects of a Seller, (b) the ability of a Seller to perform its obligations under any of the Program Documents to which it is a party, (c) the validity or enforceability of any of the Program Documents, (d) the rights and remedies of the Buyer under any of the Program Documents, (e) the timely repurchase of the Purchased Loans or payment of other amounts payable in connection therewith or (f) the Purchased Items.

“Maximum Aggregate Purchase Price” shall mean the sum of the Combined Aggregate Purchase Price and the NYMC Exclusive Aggregate Purchase Price, which shall be $250,000,000.

“Maximum Mortgage Interest Rate” shall mean with respect to each Adjustable Rate Loan, a rate that is set forth on the related Loan Schedule and in the related Note and is the maximum interest rate to which the Mortgage Interest Rate on such Loan may be increased on any Adjustment Date.

“MERS” shall mean Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

“MERS Identification Number” shall mean the eighteen digit number permanently assigned to each MERS Loan.

“MERS Loan” shall mean any Loan as to which the related Mortgage or Assignment of Mortgage has been recorded in the name of MERS, as agent for the holder from time to time of the Note, and which is identified as a MERS Loan on the related Loan List.

“Mixed-Use Loan” shall mean any first lien Loan secured by a mixed use property to a Mortgagor of “A” or “Alt-A” credit quality.

“Monthly Payment” shall mean the scheduled monthly payment of principal and interest on a Loan as adjusted in accordance with changes in the Mortgage Interest Rate pursuant to the provisions of the Note for an Adjustable Rate Loan.

“Mortgage” shall mean with respect to a Loan, the mortgage, deed of trust or other instrument, which creates a first lien on either (i) with respect to a Loan other than a Cooperative Loan, the fee simple or leasehold estate in such real property or (ii) with respect to a Cooperative Loan, the Proprietary Lease and related Cooperative Shares, which in either case secures the Note.

“Mortgage File” shall have the meaning assigned thereto in the Custodial Agreement.

“Mortgage Interest Rate” means the annual rate of interest borne on a Note, which shall be adjusted from time to time with respect to Adjustable Rate Loans.

“Mortgaged Property” shall mean the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Note.

“Mortgagee” shall mean the record holder of a Note secured by a Mortgage.

“Mortgagor” shall mean the obligor or obligors on a Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by a Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Multi-Family Loan” shall mean any first lien Loan secured by a five-to-eight family residential property to a Mortgagor of “A” or “Alt-A” credit quality.

“MV Margin Amount” means, with respect to any Transaction, as of any date of determination, the amount obtained by application of the MV Margin Percentage to the Repurchase Price (reduced by the amount of any accrued and unpaid Price Differential) for such Transaction as of such date.

“MV Margin Percentage” shall have the meaning assigned thereto in the Pricing Side Letter.

“Negative Amortization” shall mean with respect to each Negative Amortization Loan, that portion of interest accrued at the Mortgage Interest Rate in any month which exceeds the Monthly Payment on the related Loan for such month and which, pursuant to the terms of the Note, is added to the principal balance of the Loan.

“Negative Amortization Loan” shall mean each Loan that may be subject to Negative Amortization.

“Net Income” shall mean, for any period, the net income of NYMT for such period as determined in accordance with GAAP.

“Net Worth” shall mean, with respect to any Person, the excess of total assets of such Person, over total liabilities of such Person, determined in accordance with GAAP.

“Note” shall mean, with respect to any Loan, the related promissory note together with all riders thereto and amendments thereof or other evidence of indebtedness of the related Mortgagor.

“NYMC” shall mean The New York Mortgage Company, LLC or any successor thereto.

“NYMF” shall mean New York Mortgage Funding, LLC or any successor thereto.

“NYMT” shall mean New York Mortgage Trust, Inc.

“NYMC Exclusive Aggregate Purchase Price” shall mean $1,000,000.

“Obligations” shall mean (a) all of Sellers’ obligation to pay the Repurchase Price on the Repurchase Date and other obligations and liabilities of Sellers to Buyer, its Affiliates, the Custodian or any other Person arising under, or in connection with, the Program Documents or directly related to the Purchased Loans, whether now existing or hereafter arising; (b) any and all sums paid by Buyer or on behalf of Buyer pursuant to the Program Documents in order to preserve any Purchased Loan or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Sellers’ indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Loan, or of any exercise by Buyer or any Affiliate of Buyer of its rights under the Program Documents, including without limitation, reasonable attorneys’ fees and disbursements and court costs; and (d) all of Sellers’ indemnity obligations to Buyer pursuant to the Program Documents.

“Par Margin Amount” means, with respect to any Transaction, as of any date of determination, the amount obtained by application of the Par Margin Percentage to the Repurchase Price (reduced by the amount of any accrued and unpaid Price Differential) for such Transaction as of such date.

“Par Margin Percentage” shall have the meaning assigned thereto in the Pricing Side Letter.

“Participants” shall have the meaning assigned thereto in Section 39 hereof.

“Payment Adjustment Date” With respect to each Negative Amortization Loan, the date on which Monthly Payments shall be adjusted. A Payment Adjustment Date with respect to a Negative Amortization Loan shall occur on the dates specified on the Loan Data Transmission.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Exceptions” shall mean the following exceptions to lien priority: (i) the lien of current real property taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Loan and (A) referred to or otherwise considered in the appraisal (if any) made for the originator of the Loan or (B) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

“Plan” shall mean an employee benefit or other plan established or maintained by either any Seller or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

“PMI Policy” or “Primary Insurance Policy” shall mean a policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

“PM Funded Wet Loans” shall mean Wet Loans that will be funded after 12:00 p.m. (New York City time) but on or prior to 4:30 p.m. (New York City time) on any Business Day.

“Post-Default Rate” shall mean, in respect of the Repurchase Price for any Transaction or any other amount under this Agreement, or any other Program Document that is not paid when due to the Buyer (whether at stated maturity, by acceleration or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% per annum, plus (a)(i) the Pricing Rate otherwise applicable to such Loan or other amount, or (ii) if no Pricing Rate is otherwise applicable, the LIBO Rate plus (b) the Applicable Margin.

“Price Differential” shall mean, with respect to each Transaction as of any date of determination, the aggregate amount obtained by daily application of the Pricing Rate (or during the continuation of an Event of Default, by daily application of the Post-Default Rate) for such Transaction to the Purchase Price for such Transaction on a 360-day-per-year basis for the actual number of days elapsed during the period commencing on (and including) the Purchase Date and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential in respect of such period previously paid by the related Seller to Buyer with respect to such Transaction).

“Pricing Rate” shall mean the per annum percentage rate for determination of the Price Differential as set forth in the Pricing Side Letter.

“Pricing Side Letter” shall mean that certain Pricing Side Letter, dated as of January 5, 2006, among Sellers and Buyer, as the same may be amended, supplemented or modified from time to time.

“Principal” shall have the meaning assigned thereto in Annex I.

“Program Documents” shall mean this Agreement, the Custodial Agreement, any Servicing Agreement, the Pricing Side Letter, the Servicing Side Letter, any assignment of an Interest Rate Protection Agreement, the Electronic Tracking Agreement, any Instruction Letters and any other agreement entered into by a Seller, on the one hand, and the Buyer and/or any of its Affiliates or Subsidiaries (or Custodian on its behalf) on the other, in connection herewith or therewith.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Proprietary Lease” shall mean the lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.

“Purchase Date” shall mean, with respect to each Transaction, the date on which Purchased Loans are sold by the related Seller to the Buyer hereunder.

“Purchase Price” shall have the meaning assigned thereto in the Pricing Side Letter.

“Purchased Items” shall have the meaning assigned thereto in Section 8 hereof.

“Purchased Loans” shall mean any of the following assets sold by a Seller to Buyer in a Transaction: the Loans, together with the related Records, Servicing Rights, such Seller’s rights under any related Interest Rate Protection Agreement, such Seller’s rights under any Escrow Letters and Insured Closing Letters with respect to the Loans. Such Seller’s rights under any takeout commitment related to the Loans and other Purchased Items, such other property, rights, titles or interest as are specified on a related Transaction Notice, and all instruments, chattel paper, and general intangibles comprising or relating to all of the foregoing. The term “Purchased Loans” with respect to any Transaction at any time shall also include Additional Purchased Loans delivered pursuant to Section 6(a) hereof and Substitute Loans delivered pursuant to Section 16 hereof.

“Qualified Insurer” shall mean an insurance company duly qualified as such under the laws of each state in which any Mortgaged Property is located, duly authorized and licensed in each such state to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by Fannie Mae and Freddie Mac and whose claims paying ability is rated in the two highest rating categories by any of the rating agencies with respect to primary mortgage insurance and in the two highest rating categories by Best’s with respect to hazard and flood insurance.

“Qualified Originator” shall mean (a) NYMC and (b) any other originator of Loans previously approved by Buyer; provided, that Buyer shall have the right to reject an originator (in its sole discretion) by delivering written notice to Sellers fifteen (15) days prior to ceasing to accept Loans originated by such person.

“Reacquired Loans” shall have the meaning assigned thereto in Section 16.

“Regulations T, U and X” shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“REIT” shall mean a real estate investment trust, as defined in Section 856 of the Code.

“Reportable Event” shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. § 2615.

“Repurchase Date” shall mean the date occurring on (i) the seventh (7th) day of each month following the related Purchase Date (or if such date is not a Business Day, the following Business Day), (ii) any other Business Day set forth in the related Transaction Notice and/or the related Confirmation, or (iii) the date determined by application of Section 19, as applicable.

“Repurchase Price” shall mean the price at which Purchased Loans are to be transferred from Buyer to the related Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the outstanding Purchase Price for such Purchased Loans and the Price Differential as of the date of such determination.

“Required Documents” shall have the meaning set forth in the Custodial Agreement.

“Requirement of Law” shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Rescission” shall mean the right of a Mortgagor to rescind the related Note and related documents pursuant to applicable law.

“Responsible Officer” shall mean, as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person; provided, that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer shall mean any officer authorized to act on such officer’s behalf as demonstrated by a certificate of corporate resolution.

“Restricted Payments” shall mean with respect to any Person, collectively, all dividends or other distributions of any nature (cash, securities, assets or otherwise), and all payments, by virtue of redemption or otherwise, on any class of equity securities (including, without limitation, warrants, options or rights therefor) issued by such Person, whether such securities are now or may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly.

“Servicer” shall mean each related Seller, as applicable, in its capacity as servicer or master servicer of the Loans.

“Servicing Agreement” shall have the meaning provided in Section 43(c) hereof.

“Servicing File” shall mean with respect to each Loan, the file retained by the related Seller (in its capacity as Servicer) or the Subservicer consisting of all documents that a prudent originator and servicer would have, including copies of the Loan Documents, all documents necessary to document and service the Loans and any and all documents required to be delivered pursuant to any of the Program Documents.

“Servicing Records” shall have the meaning assigned thereto in Section 43(b) hereof.

“Servicing Rights” shall mean contractual, possessory or other rights of the related Seller or any other Person, whether arising under the Servicing Agreement, the Custodial Agreement or otherwise, to administer or service a Purchased Loan or to possess related Servicing Records.

“Servicing Side Letter” shall mean that certain Servicing Side Letter, dated as of January 5, 2006, among Sellers, Servicer and Buyer, as the same may be amended, supplemented or modified from time to time.

“Servicing Transmission” shall mean a computer-readable magnetic or other electronic format acceptable to the parties containing the information identified on Exhibit F.

“Settlement Agent” shall have the meaning assigned thereto in the Custodial Agreement.

“Single Employer Plan” shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Small Balance Commercial Loan” means any Loan that is a Multi-Family Loan, a Mixed-Use Loan or is otherwise secured by a small commercial property.

“Subservicer” shall have the meaning provided in Section 43(c) hereof.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Substitute Loans” has the meaning assigned thereto in Section 16.

“Takeout Commitment” shall mean, with respect to any Loan, an irrevocable commitment issued by a Takeout Investor in favor of the related Seller pursuant to which such Takeout Investor agrees to purchase such Loan at a specific price on a forward delivery basis acceptable to the Buyer in its sole discretion.

“Takeout Investor” shall mean a third party, acceptable to Buyer, which has agreed to purchase Loans pursuant to a Takeout Commitment.

“Tangible Net Worth” shall mean, with respect to any Person, as of any date of determination, the consolidated Net Worth of such Person and its Subsidiaries, less the consolidated net book value of all assets of such Person and its Subsidiaries (to the extent reflected as an asset in the balance sheet of such Person or any Subsidiary at such date) which will be treated as intangibles under GAAP, including, without limitation, such items as deferred financing expenses, deferred taxes, net leasehold improvements, good will, trademarks, trade names, service marks, copyrights, patents, licenses and unamortized debt discount and expense; provided, that residual securities issued by such Person or its Subsidiaries shall not be treated as intangibles for purposes of this definition.

“Termination Date” shall mean December 4, 2006, or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

“Total Indebtedness” shall mean with respect to any Person, for any period, the aggregate Indebtedness of such Person and its Subsidiaries during such period, less the amount of any nonspecific consolidated balance sheet reserves maintained in accordance with GAAP.

“Transaction” has the meaning assigned thereto in Section 1.

“Transaction Notice” shall mean a written request by a Seller in the form of Exhibit D hereto, to enter into a Transaction, in a form to be mutually agreed upon among Sellers and Buyer, which is delivered to Buyer.

“Trust Preferred Obligations” shall mean (i) the $25 million NYM Preferred Trust I securities with maturity on March 15, 2035, and (ii) the $20 million NYM Preferred Trust II securities with maturity on October 30, 2035.

“Trust Receipt” shall have the meaning provided in the Custodial Agreement.

“Underwriting Guidelines” shall mean (i) the underwriting guidelines of the related Seller attached as Exhibit E hereto in effect as of the date of this Agreement, and (ii) certain acquisition guidelines of the third parties listed in Exhibit K hereof in accordance with which NYMC acquires Loans, as the same may be amended, supplemented or otherwise modified from time to time in accordance with terms of this Agreement, and which have been approved in writing by Buyer.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Purchased Items is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“USC” shall mean the United States Code, as amended.

“Wet Loan” shall mean a wet-funded first lien Loan which is underwritten in accordance with the Underwriting Guidelines and does not contain all the required Loan Documents in the Mortgage File, which in order to be deemed an Eligible Loan shall have the following additional characteristics:

(a)  the proceeds thereof have been funded (or, on the Purchase Date supported by a Transaction Notice are being funded) by wire transfer or cashier’s check, cleared check or draft or other form of immediately available funds to the Settlement Agent for such Wet Loan;

(b)  the related Seller expects such Wet Loan to close and become a valid lien securing actual indebtedness by funding to the order of the Mortgagor thereunder;

(c)  the proceeds thereof have not been returned to the Buyer from the Settlement Agent for such Wet Loan;

(d)  the related Seller has not learned that such Wet Loan will not be closed and funded to the order of the Mortgagor;

(e)  upon recordation such Loan will constitute a first lien Loan on the premises described therein; and

(f) the related Seller has obtained an Escrow Letter and an Insured Closing Letter with respect to such Wet Loan.

(b) Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Buyer hereunder shall be prepared, in accordance with GAAP.

(c) Interpretation. The following rules of this subsection (c) apply unless the context requires otherwise. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to a subsection, Section, Annex or Exhibit is, unless otherwise specified, a reference to a Section of, or annex or exhibit to, this Agreement. A reference to a party to this Agreement or another agreement or document includes the party’s successors and permitted substitutes or assigns. A reference to an agreement or document (including any Program Document) is to the agreement or document as amended, modified, novated, supplemented or replaced, except to the extent prohibited thereby or any Program Document and in effect from time to time in accordance with the terms thereof. A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it. A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes, without limitation, an omission, statement or undertaking, whether or not in writing. The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” is not limiting and means “including without limitation”. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

Except where otherwise provided in this Agreement, any determination, consent, approval, statement or certificate made or confirmed in writing with notice to the related Seller by Buyer or an authorized officer of Buyer provided for in this Agreement is conclusive and binds the parties in the absence of manifest error. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing related to such agreement.

A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form. Where a Seller is required to provide any document to Buyer under the terms of this Agreement, the relevant document shall be provided in writing or printed form unless Buyer requests otherwise. At the request of Buyer, the document shall be provided in computer disk form or both printed and computer disk form.

This Agreement is the result of negotiations among, and has been reviewed by counsel to, Buyer and Sellers, and is the product of all parties. In the interpretation of this Agreement, no rule of construction shall apply to disadvantage one party on the ground that such party proposed or was involved in the preparation of any particular provision of this Agreement or this Agreement itself. Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents and may form opinions and make determinations at its absolute discretion. Any requirement of good faith, discretion or judgment by Buyer shall not be construed to require Buyer to request or await receipt of information or documentation not immediately available from or with respect to Sellers, a servicer of the Purchased Loans, any other Person or the Purchased Loans themselves.

3. THE TRANSACTIONS

(a) Subject to the terms and conditions of the Program Documents, Buyer may, from time to time in its sole discretion, enter into Transactions with an aggregate Purchase Price for all Purchased Loans acquired by Buyer not to exceed the Maximum Aggregate Purchase Price. Unless otherwise agreed, a Seller shall request that Buyer enter into a Transaction by delivering (i) a Transaction Notice substantially in the form of Exhibit D hereto (a “Transaction Notice”), appropriately completed, and a Loan Data Transmission to Buyer and Custodian, and (ii) the Mortgage File to Custodian for each Loan proposed to be included in such Transaction. In the case of Dry Loans, the Transaction Notice and the Mortgage File must be received no later than 5:00 p.m. (New York City time) two (2) Business Days prior to the requested Purchase Date, and the Loan Data Transmission must be received no later than 11:00 a.m. (New York City time) on the requested Purchase Date. In the case of Wet Loans, the Transaction Notice and the Loan Data Transmission must be received no later than 5:00 p.m. (New York City time) one (1) Business Day prior to the requested Purchase Date, in the case of AM Funded Wet Loans, and no later than 3:00 p.m. (New York City time) on the requested Purchase Date, in the case of PM Funded Wet Loans. Each such Transaction Notice shall clearly indicate those Loans that are intended to be Wet Loans and Dry Loans and include a Loan List in respect of the Eligible Loans that the related Seller proposes to include in the related Transaction, and shall specify the proposed Purchase Date, Purchase Price, Pricing Rate and Repurchase Date. The related Seller agrees to immediately report to Custodian and the Buyer by electronic transmission within one (1) Business Day of discovery that any Wet Loans that were previously subject to a Transaction do not close for any reason including, but not limited to, a Rescission. In the event that the parties hereto desire to enter into a Transaction, the Buyer shall deliver to the related Seller, in electronic or other format, a “Confirmation” specifying such terms prior to entering into such Transaction, including, without limitation, the Purchase Date, the Purchase Price, the Pricing Rate therefor and the Repurchase Date. Any such Confirmation and the related Transaction Notice, together with this Agreement, shall constitute conclusive evidence of the terms agreed to between Buyer and the related Seller with respect to the Transaction to which the Confirmation relates. By entering in to a Transaction with the Buyer, the related Seller consents to the terms set forth in the related Confirmation. In the event of any conflict between this Agreement and a Confirmation, the terms of the Confirmation shall control with respect to the related Transaction. It is acknowledged and agreed that, notwithstanding any other provision of this Agreement to the contrary, the facility provided under this Agreement is an uncommitted facility and the Buyer shall have no obligation to enter into any Transactions hereunder. Buyer or any Seller may, at any time, terminate this Agreement by providing written notice to all other parties hereto. Within thirty (30) Business Days of receipt of such notice, Sellers agree to repurchase any Loans subject to Transactions hereunder and to pay all other Obligations then owing to Buyer pursuant to this Agreement and any other Program Documents. Buyer shall have a right of first refusal, with a last look, prior to the sale of any Purchased Loan following receipt of such notice. Notwithstanding the foregoing, no Seller other than NYMC shall be entitled to enter into any Transactions in respect of the NYMC Exclusive Aggregate Purchase Price, and in no event shall the aggregate purchase price of Transactions outstanding with respect to NYMF and NYMT exceed the Combined Aggregate Purchase Price.

(b) Pursuant to the Custodial Agreement, the Custodian shall review any Required Documents delivered prior to 12:00 p.m. (New York City time) on any Business Day on the same day. Not later than 3:00 p.m. (New York City time) on each Business Day, the Custodian shall deliver to the Buyer, via Electronic Transmission acceptable to the Buyer, the Custodian Loan Transmission and an Exception Report showing the status of all Loans then held by the Custodian, including but not limited to the Wet Loans and Dry Loans which are subject to Exceptions, and the time the related Loan Documents have been released pursuant to Sections 5(a) or 5(b) of the Custodial Agreement. In addition, the Custodian shall deliver to the Buyer no later than 4:00 p.m. (New York City time) by facsimile transmission on each Purchase Date, one or more Trust Receipts (as defined in the Custodial Agreement) relating to either Wet Loans or Dry Loans. The original copies of such Trust Receipts shall be delivered to JPMorgan Chase Bank at Four New York Plaza, Ground Floor, Outsourcing Department, New York, New York 10004, Attention: Jennifer John for the account of Greenwich Capital Markets, telephone number (212) 623-5953), as agent for the Buyer by overnight delivery using a nationally recognized insured overnight delivery service.

(c) Upon a Seller’s request to enter into a Transaction pursuant to Section 3(a), Buyer shall, in its sole discretion, assuming all conditions precedent set forth in this Section 3 and in Sections 9(a) and (b) have been met, and provided no Default shall have occurred and be continuing, not later than 5:00 p.m. (New York City time) on the requested Purchase Date purchase the Eligible Loans included in the related Transaction Notice by transferring, via wire transfer (pursuant to wire transfer instructions provided by the related Seller on or prior to such Purchase Date), the Purchase Price.

(d) Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBO Base Rate:

(i) the Buyer determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of “LIBO Base Rate” in Section 2 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Transactions as provided herein; or

(ii) the Buyer determines, which determination shall be conclusive, that the Applicable Margin plus the relevant rate of interest referred to in the definition of “LIBO Base Rate” in Section 2 upon the basis of which the rate of interest for Transactions is to be determined is not likely adequately to cover the cost to the Buyer of purchasing and holding Loans hereunder; or

(iii) it becomes unlawful for Buyer to enter into Transactions with a Pricing Rate based on the LIBO Base Rate;

then the Buyer shall give the related Seller prompt notice thereof and, so long as such condition remains in effect, the Buyer shall be under no obligation to purchase Loans hereunder, and such Seller shall, at its option, either repurchase such Loans or pay a Pricing Rate at a rate per annum as determined by the Buyer taking into account the increased cost to the Buyer of purchasing and holding the Loans.

(e) The related Seller shall repurchase Purchased Loans from Buyer on each related Repurchase Date. Each obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Loan. The related Seller is obligated to obtain the Purchased Loans from Buyer or its designee (including the Custodian) at Sellers’ expense on (or after) the related Repurchase Date.

(f) Provided that the applicable conditions in Sections 9(a) and (b) have been satisfied, a Seller may request that a Purchased Loan that is repurchased by such Seller on the Repurchase Date become subject to a new Transaction by delivering notice of such request to Buyer with a copy to Custodian not later than 11:00 a.m. New York City time at least two (2) Business Day prior to any such Repurchase Date. Upon Buyer agreeing in its sole discretion to enter into such proposed Transaction, Buyer shall purchase the related Eligible Loans pursuant to the procedures set forth in Section 3(c). For each new Transaction, unless otherwise agreed, (y) the accrued and unpaid Price Differential shall be settled in cash on each related Repurchase Date, and (z) the Pricing Rate shall be as set forth in the Pricing Side Letter.

(g) If a Seller intends to repurchase any Loans on any day which is not a Repurchase Date, such Seller shall give two (2) Business Days’ prior written notice thereof to the Buyer. If such notice is given, the Repurchase Price specified in such notice shall be due and payable on the date specified therein, together with the Price Differential to such date on the amount prepaid. Such early repurchases shall be in an aggregate principal amount of at least $100,000.

(h) If a Seller repurchases Purchased Loans on any day which is not a Repurchase Date for such Purchased Loans, such Seller shall indemnify Buyer and hold Buyer harmless from any losses, costs and/or expenses which Buyer may sustain or incur arising from (a) the re-employment of funds obtained by Buyer to perform hereunder or from (b) fees payable to terminate the deposits from which such funds were obtained (“Breakage Costs”), in each case for the remainder of the applicable thirty (30) day period. Buyer shall deliver to such Seller a statement setting forth the amount and basis of determination of any Breakage Costs in such detail as determined in good faith by Buyer to be adequate, it being agreed that such statement and the method of its calculation shall be adequate and shall be conclusive and binding upon such Seller, absent manifest error. The provisions of this Section 3(h) shall survive termination of this Agreement and the repurchase of all Purchased Loans subject to Transactions hereunder.

(i) If any Requirement of Law (other than with respect to any amendment made to the Buyer’s certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by the Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject the Buyer to any tax of any kind whatsoever with respect to this Agreement or any Loans purchased pursuant to it (excluding net income taxes) or change the basis of taxation of payments to the Buyer in respect thereof;

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory advance or similar requirement against assets held by deposits or other liabilities in or for the account of Transactions or extensions of credit by, or any other acquisition of funds by any office of the Buyer which is not otherwise included in the determination of the LIBO Base Rate hereunder;

(iii) shall impose on the Buyer any other condition;

and the result of any of the foregoing is to increase the cost to the Buyer, by an amount which the Buyer deems to be material, of effecting or maintaining purchases hereunder, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, such Seller shall promptly pay the Buyer such additional amount or amounts as will compensate the Buyer for such increased cost or reduced amount receivable thereafter incurred.

If the Buyer shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to the Buyer’s certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by the Buyer or any corporation controlling the Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on the Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which the Buyer or such corporation (taking into consideration the Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by the Buyer to be material, then from time to time, the Seller shall promptly pay to the Buyer such additional amount or amounts as will thereafter compensate the Buyer for such reduction.

If the Buyer becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the related Seller of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by the Buyer to the related Seller shall be conclusive in the absence of manifest error.

4. PAYMENT AND TRANSFER

(a) Payments. Except to the extent otherwise provided herein, all payments to be made by Sellers under this Agreement shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Buyer at the following account maintained by the Buyer at JPMorgan Chase Bank Account Number 140095961, For the A/C of Greenwich Capital Financial Products, Inc., ABA# 021000021, Attn: Brett Kibbe, not later than 1:00 p.m., New York City time, on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Sellers acknowledge that they have no rights of withdrawal from the foregoing account.

(b) Computations. The Pricing Differential shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

5. TAXES; TAX TREATMENT

(a) All payments made by any Seller under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any Governmental Authority, excluding income taxes, branch profits taxes, franchise taxes or any other tax imposed on the net income by the United States, a state or a foreign jurisdiction under the laws of which the Buyer is organized or of its applicable lending office, or any political subdivision thereof (collectively, “Taxes”), all of which shall be paid by such Seller for its own account not later than the date when due. If any Seller is required by law or regulation to deduct or withhold any Taxes from or in respect of any amount payable hereunder, it shall: (a) make such deduction or withholding; (b) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date when due; (c) deliver to Buyer, promptly, original tax receipts and other evidence satisfactory to Buyer of the payment when due of the full amount of such Taxes; and (d) pay to the Buyer such additional amounts as may be necessary so that such Buyer receives, free and clear of all Taxes, a net amount equal to the amount it would have received under this Agreement, as if no such deduction or withholding had been made.

(b) In addition, the Sellers agree to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by the United States or any taxing authority thereof or therein that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (“Other Taxes”).

(c) The Sellers agree to indemnify the Buyer for the full amount of Taxes (including additional amounts with respect thereto) and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 5, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, provided that the Buyer shall have provided the Sellers with evidence, reasonably satisfactory to the Sellers, of payment of Taxes or Other Taxes, as the case may be.

(d) Any Buyer that is not incorporated under the laws of the United States, any State thereof, or the District of Columbia (a “Foreign Buyer”) shall provide the Sellers with properly completed United States Internal Revenue Service (“IRS”) Form W-8BEN or W-8ECI or any successor form prescribed by the IRS, certifying that such Foreign Buyer is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States on or prior to the date upon which each such Foreign Buyer becomes a Buyer. Each Foreign Buyer will resubmit the appropriate form on the earliest of (A) the third anniversary of the prior submission or (B) on or before the expiration of thirty (30) days after there is a “change in circumstances” with respect to such Foreign Buyer as defined in Treas. Reg. Section 1.1441(e)(4)(ii)(D). For any period with respect to which a Foreign Buyer has failed to provide the Sellers with the appropriate form or other relevant document pursuant to this Section 5(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Foreign Buyer shall not be entitled to any “gross-up” of Taxes or indemnification under Section 5(c) with respect to Taxes imposed by the United States; provided, however, that should a Foreign Buyer, which is otherwise exempt from a withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Sellers shall take such steps as such Foreign Buyer shall reasonably request to assist such Foreign Buyer to recover such Taxes.

(e) Without prejudice to the survival or any other agreement of Sellers hereunder, the agreements and obligations of Sellers contained in this Section 5 shall survive the termination of this Agreement. Nothing contained in this Section 5 shall require Buyer to make available any of its tax returns or other information that it deems to be confidential or proprietary.

(f) Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes to treat each Transaction as indebtedness of the related Seller that is secured by the Purchased Loans and that the Purchased Loans are owned by the related Seller in the absence of an Event of Default by such Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

6. MARGIN MAINTENANCE

(a) If at any time either (i) the aggregate Market Value of all Purchased Loans subject to all Transactions is less than the aggregate MV Margin Amount for all such Transactions, or (ii) the aggregate unpaid principal balance of the Purchased Loans for all Transactions is less than the aggregate Par Margin Amount for all such Transactions (either such event, a “Margin Deficit”), then the Buyer may, by notice to the related Seller, require such Seller in such Transactions to transfer to the Buyer cash or, at the Buyer’s option (and provided such Seller has additional Eligible Loans), additional Eligible Loans (“Additional Purchased Loans”) within one (1) Business Day of such notice by Buyer, so that both (x) the cash and aggregate Market Value of the Purchased Loans, including any such Additional Purchased Loans, will thereupon equal or exceed such aggregate MV Margin Amount, and (y) the cash and unpaid principal balance of such Purchased Loans, including any such Additional Purchased Loans and Purchased Loans, will therefore equal or exceed such aggregate Par Margin Amount (either requirement, a “Margin Call” ); provided that if such Seller transfers cash, Buyer shall deposit such cash into a non-interest bearing account until the next succeeding Repurchase Date.

(b) Notice required pursuant to Section 6(a) may be given by any means provided in Section 21 hereof. Any notice given on a Business Day preceding the Margin Notice Deadline shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. New York City time on the same Business Day. Any notice given on a Business Day following the Margin Notice Deadline shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. New York City time on the following Business Day. The failure of Buyer, on any one or more occasions, to exercise its rights under this Section 6, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. Sellers and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for any Seller.

7. INCOME PAYMENTS

Where a particular term of a Transaction extends over the date on which Income is paid in respect of any Purchased Loan subject to that Transaction, such Income shall be the property of Buyer. Notwithstanding the foregoing, and provided no Default has occurred and is continuing, Buyer agrees that the related Seller shall be entitled to receive an amount equal to all Income received in respect of the Purchased Loans, whether by Buyer, Custodian or any servicer or any other Person, which is not otherwise received by such Seller, to the full extent it would be so entitled if the Purchased Loans had not been sold to Buyer; provided that any Income received by Such Seller while the related Transaction is outstanding shall be deemed to be held by such Seller solely in trust for Buyer pending the repurchase on the related Repurchase Date; provided further that such Seller shall hold all such Income in the Collection Account. Provided no Default has occurred, Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its sole discretion), on the Repurchase Date following the date any Income is received by Buyer (or a servicer on its behalf) either (i) transfer (or permit the servicer to transfer) to the related Seller such Income with respect to any Purchased Loans subject to such Transaction, or (ii) if a Margin Deficit then exists, apply the Income payment to reduce the amount, if any, to be transferred to Buyer by such Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentences (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith the related Seller transfers to Buyer cash or Additional Purchased Loans sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to such Seller has occurred and is then continuing at the time such Income is paid.

8. SECURITY INTEREST; BUYER’S APPOINTMENT AS ATTORNEY-IN-FACT

(a) Sellers and Buyer intend that the Transactions hereunder be sales to Buyer of the Purchased Loans and not loans from Buyer to Sellers secured by the Purchased Loans. However, in order to preserve Buyer’s rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as other than sales, and as security for Sellers’ performance of all of the Obligations, each Seller hereby grants Buyer a fully perfected first priority security interest in the following property, whether now existing or hereafter acquired: (i) all Loans identified on a Transaction Notice delivered by such Seller to the Buyer and the Custodian from time to time, (ii) all related Loan Documents, including without limitation all promissory notes, and all Records, and any other collateral pledged or otherwise relating to any such Loans, together with all files, material documents, instruments, surveys (if available), certificates, correspondence, appraisals, computer records, computer storage media, Loan accounting records and other books and records relating thereto, (iii) all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Loans and all claims and payments thereunder, (iv) all other insurance policies and insurance proceeds relating to any Loans or the related Mortgaged Property, (v) all Interest Rate Protection Agreements relating to any or all of the foregoing, (vi) any purchase agreements or other agreements or contracts relating to or constituting any or all of the foregoing, (vii) all purchase commitments or Take-Out Commitments relating to or constituting any or all of the foregoing, (viii) all “accounts”, “chattel paper”, “commercial tort claims”, “deposit accounts”, “documents,” “equivalent”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter of credit rights”, and “securities’ accounts” as each of those terms is defined in the Uniform Commercial Code and all cash and Cash Equivalents and all products and proceeds relating to or constituting any or all of the foregoing, (ix) such Seller’s interests under any Escrow Letters and Insured Closing Letters with respect to any Purchased Loans, (x) all interests in real property owned by each Seller or collateralizing any such Loans, and (xi) any and all replacements, substitutions, distributions on or proceeds of any or all of the foregoing (collectively the “Purchased Items”). Each Seller acknowledges and agrees that its rights with respect to the Purchased Items (including without limitation, any security interest such Seller may have in the Purchased Loans and any other collateral granted to such Seller pursuant to any other agreement) are and shall continue to be at all times junior and subordinate to the rights of Buyer hereunder.

(b) At any time and from time to time, upon the written request of the Buyer, and at the sole expense of the Sellers, the Sellers will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as the Buyer may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Purchased Items and the liens created hereby. The Sellers also hereby authorize the Buyer to file any such financing or continuation statement without the signature of the Sellers to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction. This Agreement shall constitute a security agreement under applicable law.

(c) No Seller shall (i) change the location of its chief executive office/chief place of business from that specified in Section 12(m) hereof, (ii) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains its records with respect to the Purchased Items, or (iii) reincorporate or reorganize under the laws of another jurisdiction unless it shall have given the Buyer at least 30 days prior written notice thereof and shall have delivered to the Buyer all Uniform Commercial Code financing statements and amendments thereto as the Buyer shall request and taken all other actions deemed reasonably necessary by the Buyer to continue its perfected status in the Purchased Items with the same or better priority.

(d) Sellers hereby irrevocably constitute and appoint Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Seller and in the name of each Seller or in its own name, from time to time in Buyer’s discretion, for the purpose of carrying out the terms of this Agreement, including without limitation, protecting, preserving and realizing upon the Purchased Items, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including without limitation, to protect, preserve and realize upon the Purchased Items, to file such financing statement or statements relating to the Purchased Loans and the Purchased Items without such Seller’s signature thereon as Buyer at its option may deem appropriate, and, without limiting the generality of the foregoing, such Seller hereby gives Buyer the power and right, on behalf of such Seller, without assent by, but with notice to, such Seller, if an Event of Default shall have occurred and be continuing, to do the following:

(i) in the name of such Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Purchased Loans and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any Purchased Loans whenever payable;

(ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Purchased Loans;

(iii) (A) to direct any party liable for any payment under any Purchased Loans to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Purchased Loans; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Purchased Loans; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Purchased Loans or any proceeds thereof and to enforce any other right in respect of any Purchased Loans; (E) to defend any suit, action or proceeding brought against Seller with respect to any Purchased Loans; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Purchased Loans as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Sellers’ joint and several expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Purchased Loans and the Purchased Items and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Sellers might do.

Each Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

Each Seller also authorizes Buyer, if an Event of Default shall have occurred, from time to time, to execute, in connection with any sale provided for in Section 19 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Purchased Loans.

(e) The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Purchased Loans and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

(f) If any Seller fails to perform or comply with any of its agreements contained in the Program Documents and the Buyer may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable out-of-pocket expenses of the Buyer incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Post-Default Rate, shall be payable by the Sellers to the Buyer on demand and shall constitute Obligations.

(g) The Buyer’s duty with respect to the custody, safekeeping and physical preservation of the Purchased Items in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Buyer deals with similar property for its own account. Neither the Buyer nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Purchased Items or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Purchased Items upon the request of the related Seller or otherwise.

(h) All authorizations and agencies herein contained with respect to the Purchased Items are irrevocable and powers coupled with an interest.

9. CONDITIONS PRECEDENT

(a) As conditions precedent to the initial Transaction, Buyer shall have received on or before the date on which such initial Transaction is consummated the following, in form and substance satisfactory to Buyer and duly executed by each party thereto (as applicable):

(i) Program Documents. The Program Documents duly executed and delivered by each party thereto and being in full force and effect, free of any modification, breach or waiver.

(ii) Organizational Documents. A good standing certificate and certified copies of the charter and by-laws (or equivalent documents) of each Seller, in each case dated as of a recent date, but in no event more than ten (10) days prior to the date of such initial Transaction and of all corporate or other authority for each Seller with respect to the execution, delivery and performance of the Program Documents and each other document to be delivered by such Seller from time to time in connection herewith (and the Buyer may conclusively rely on such certificate until it receives notice in writing from such Seller to the contrary).

(iii) Incumbency Certificate. An incumbency certificate of the secretary of each Seller certifying the names, true signatures and titles of such Seller’s representatives duly authorized to request Transactions hereunder and to execute the Program Documents and the other documents to be delivered thereunder.

(iv) Legal Opinion. A legal opinion of counsel to the Sellers, substantially in the form attached hereto as Exhibit C.

(v) Filings, Registrations, Recordings. (i) Any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of the Buyer, a perfected, first-priority security interest in the Purchased Items, subject to no Liens other than those created hereunder, shall have been properly prepared and executed for filing (including the applicable county(ies) if the Buyer determines such filings are necessary in its reasonable discretion), registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest; and (ii) UCC lien searches, dated as of a recent date, in no event more than fourteen (14) days prior to the date of such initial Transaction, in such jurisdictions as shall be applicable to the Sellers and the Purchased Items, the results of which shall be satisfactory to the Buyer.

(vi) Fees and Expenses. The Buyer shall have received all fees and expenses required to be paid by the Sellers on or prior to the initial Purchase Date, which fees and expenses may be netted out of any purchase proceeds paid by the Buyer hereunder.

(vii) Financial Statements. The Buyer shall have received the financial statements referenced in Section 12(b).

(viii) Underwriting Guidelines. The Buyer and the Sellers shall have agreed upon the Sellers’ current Underwriting Guidelines for Loans and the Buyer shall have received a copy thereof certified by a Responsible Officer of each Seller.

(ix) Consents, Licenses, Approvals, etc. The Buyer shall have received copies certified by the Sellers of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by each Seller of, and the validity and enforceability of, the Loan Documents, which consents, licenses and approvals shall be in full force and effect.

(x) Insurance. The Buyer shall have received evidence in form and substance satisfactory to the Buyer showing compliance by the Sellers as of such initial Purchase Date with Section 13(v) hereof.

(xi) Collection Account. Evidence of the establishment of the Collection Account.

(xii) Other Documents. The Buyer shall have received such other documents as the Buyer or its counsel may reasonably request.

(b) Each Transaction pursuant to this Agreement (including the initial Transaction) is subject to the following further conditions precedent, both immediately prior to any Transaction and also after giving effect thereto and to the intended use thereof:

(i) No Default or Event of Default shall have occurred and be continuing.

(ii) Both immediately prior to entering into such Transaction and also after giving effect thereto and to the intended use of the proceeds thereof, the representations and warranties made by the Sellers in Section 12 and in Schedule 1-A or Schedule 1-B hereof, as applicable, and in each of the other Program Documents, shall be true and complete on and as of the Purchase Date in all material respects (in the case of the representations and warranties in Section 12(w), 12(x) and Schedule 1-A or Schedule 1-B, as applicable, solely with respect to Loans which have not been repurchased by Sellers) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). At the request of the Buyer, the Buyer shall have received an officer’s certificate signed by a Responsible Officer of the Seller certifying as to the truth and accuracy of the above, which certificate shall specifically include a statement that such Seller is in compliance with all governmental licenses and authorizations and is qualified to do business and in good standing in all required jurisdictions.

(iii) The then aggregate outstanding Purchase Price for all Purchased Loans, when added to the Purchase Price for the requested Transaction, shall not exceed the Maximum Aggregate Purchase Price.

(iv) Subject to the Buyer’s right to perform one or more Due Diligence Reviews pursuant to Section 44 hereof, the Buyer shall have completed its Due Diligence Review of the Loan Documents for each Purchase and such other documents, records, agreements, instruments, Mortgaged Properties or information relating to such Purchases as the Buyer in its reasonable discretion deems appropriate to review and such review shall be satisfactory to the Buyer in its reasonable discretion.

(v) Buyer or its designee shall have received on or before the day of a Transaction with respect to any Purchased Loans (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to Buyer and (if applicable) duly executed:

(A)	The Transaction Notice and Loan Data Transmission with respect to such Purchased Loans, delivered pursuant to Section 3(a);

(B)	The Trust Receipt with respect to such Purchased Loans, with the Loan Data Transmission attached; and

(C)
Such certificates, customary opinions of counsel or other documents as Buyer may reasonably request, provided that such opinions of counsel shall not be required routinely in connection with each Transaction but shall only be required from time to time as deemed necessary by Buyer in its commercially reasonable judgment.

(vi) In the event that the Loans to be purchased would cause the aggregate outstanding principal balance of Purchased Loans secured by Mortgaged Property from any state to exceed 10% of the aggregate outstanding principal balance of Loans pledged hereunder, then the Sellers shall, upon request by the Buyer, deliver an opinion of counsel acceptable to the Buyer in such state, substantially in the form of items number 11 and 12 of Exhibit C; provided that no such opinion shall be required if the Loans in such state are originated on forms that are acceptable to Fannie Mae and Freddie Mac.

(vii) With respect to any Loan that was funded in the name of or acquired by a Qualified Originator which is an Affiliate of the Sellers, the Buyer may, in its sole discretion, require the Sellers to provide evidence sufficient to satisfy the Buyer that such Loan was acquired in a legal sale, including without limitation, an opinion, in form and substance and from an attorney, in both cases, acceptable to the Buyer in its sole discretion, that such Loan was acquired in a legal sale.

(viii) None of the following shall have occurred and/or be continuing:

(i) an event or events resulting in the inability of the Buyer to finance its purchases of assets with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events or a material adverse change in the financial condition of the Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of the Buyer to fund its obligations under or otherwise comply with the terms of this Agreement; or

(ii) any other event beyond the control of the Buyer which the Buyer reasonably determines may result in the Buyer’s inability to perform its obligations under this Agreement including, without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, fire, communication line failures, computer viruses, power failures, earthquakes, or other disasters of a similar nature to the foregoing.

(ix) If any Loans to be purchased hereunder were acquired by a Seller, such Loans shall conform to such Seller’s Underwriting Guidelines or the Buyer shall have received Underwriting Guidelines for such Loans acceptable to the Buyer in its discretion.

(x) The Buyer shall have received all information requested from the Sellers relating to Interest Rate Protection Agreements pursuant to Section 13(y), and the Buyer shall have determined that such Interest Rate Protection Agreements adequately protect the Sellers from interest rate fluctuations.

(xi) If the Subservicer is other than Cenlar FSB, the Buyer shall have received, (1) in the case of Dry Loans, no later than 10:00 a.m. three (3) Business Days prior to the requested Purchase Date, (2) in the case of AM Funded Wet Loans, no later than 5:00 p.m. one (1) Business Day prior to the requested Purchase Date, or (3) in the case of PM Funded Wet Loans, no later than 3 p.m. on the requested Purchase Date, an Instruction Letter, executed by the Sellers, with the related Servicing Agreement attached thereto, which such Servicing Agreement shall be in form and substance acceptable to Buyer.

(xii)  In no event shall Buyer be required to enter into (A) more than one (1) Transaction with respect to Dry Loans, or two (2) Transactions with respect to Wet Loans in any one (1) Business Day, nor (B) any Transaction for which the Purchase Price would be less than $1,000,000, or such lesser amount otherwise approved by Buyer on a case-by-case basis.

(xiii) Buyer shall have determined that all actions necessary or, in the opinion of Buyer, desirable to maintain the Buyer’s perfected interest in the Purchased Loans and other Purchased Items have been taken, including, without limitation, duly executed and filed Uniform Commercial Code financing statements on Form UCC-1.

(xiv) Sellers shall have paid to Buyer all fees and expenses owed to Buyer in accordance with this Agreement and any other Program Document.

(xv) Buyer or its designee shall have received any other documents reasonably requested by Buyer.

(xvi) There is no Margin Deficit at the time immediately prior to entering into a new Transaction.

(xvii) Each secured party (including any party that has a precautionary security interest in a Loan) has released all of its right, title and interest in, to and under such Loan (including, without limitation, any security interest that such secured party or secured party’s agent may have by virtue of its possession, custody or control thereof) and has filed Uniform Commercial Code termination statements in respect of any Uniform Commercial Code filings made in respect of such Loan, and each such release and Uniform Commercial Code termination statement has been delivered to the Buyer prior to each Transaction and to the Custodian as part of the Mortgage File.

10. RELEASE OF PURCHASED LOANS

Upon timely payment in full of the Repurchase Price and all other Obligations (if any) then owing with respect to a Purchased Loan, unless a Default or Event of Default shall have occurred and be continuing, then (a) Buyer shall be deemed to have terminated any security interest that Buyer may have in such Purchased Loan and any Purchased Items solely related to such Purchased Loan and (b) with respect to such Purchased Loan, Buyer shall direct Custodian to release such Purchased Loan and any Purchased Items solely related to such Purchased Loan to the applicable Seller unless such release and termination would give rise to or perpetuate a Margin Deficit. Except as set forth in Section 16, a Seller shall give at least two (2) Business Days prior written notice to Buyer if such repurchase shall occur on any date other than the Repurchase Date in Section 3(h).

If such release and termination gives rise to or perpetuates a Margin Deficit, Buyer shall notify Sellers of the amount thereof and Sellers shall thereupon satisfy the Margin Call in the manner specified in Section 6.

11. RELIANCE

With respect to any Transaction, Buyer may conclusively rely upon, and shall incur no liability to Sellers in acting upon, any request or other communication that Buyer reasonably believes to have been given or made by a person authorized to enter into a Transaction on Sellers’ behalf.

12. REPRESENTATIONS AND WARRANTIES

Each Seller represents and warrants to the Buyer that throughout the term of this Agreement:

(a) Existence. Each Seller, (a) is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the state of its organization (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect, (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect, and (d) is in compliance in all material respects with all Requirements of Law.

(b) Financial Condition. The Seller has heretofore furnished to the Buyer a copy of its audited consolidated balance sheets and the audited consolidated balance sheets of its consolidated Subsidiaries, each as at December 31, 2004 with the opinion thereon of Deloitte & Touche LLP, a copy of which has been provided to Buyer. The Seller has also heretofore furnished to the Buyer the related consolidated statements of income and retained earnings and of cash flows for the Seller and its consolidated Subsidiaries for the one year period ending December 31, 2004, setting forth comparative form the figures for the previous year. All such financial statements are complete and correct in all material respects and fairly present the consolidated financial condition of the Seller and its Subsidiaries and the consolidated results of their operations for the fiscal year ended on said date, all in accordance with GAAP applied on a consistent basis. Since December 31, 2004 there has been no development or event nor any prospective development or event which has had or should reasonably be expected to have a Material Adverse Effect.

(c) Litigation. Except as set forth on Schedule 5 attached hereto, there are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against the Seller or any of its Subsidiaries or Affiliates or affecting any of the property thereof before any Governmental Authority, (i) as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which would be reasonably likely to have a Material Adverse Effect or (ii) which questions the validity or enforceability of any of the Program Documents or any action to be taken in connection with the transactions contemplated thereby and there is a reasonable likelihood of a Material Adverse Effect or adverse decision.

(d) No Breach. Neither (a) the execution and delivery of the Program Documents, or (b) the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof will conflict with or result in a breach of the charter or by-laws of the Seller, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or other material agreement or instrument to which the Seller, or any of its Subsidiaries, is a party or by which any of them or any of their property is bound or to which any of them or their property is subject, or constitute a default under any such material agreement or instrument, or (except for the Liens created pursuant to this Agreement) result in the creation or imposition of any Lien upon any property of the Seller or any of its Subsidiaries, pursuant to the terms of any such agreement or instrument.

(e) Action. The Seller has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Documents to which it is a party; the execution, delivery and performance by the Seller of each of the Program Documents to which it is a party has been duly authorized by all necessary corporate or other action on its part; and each Program Document has been duly and validly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

(f) Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, or any other Person, are necessary for the execution, delivery or performance by the Seller of the Program Documents to which it is a party or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to this Agreement.

(g) Margin Regulations. Neither the Sale of any Loan pursuant to a Transaction hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X.

(h) Taxes. The Seller and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes, if any, that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Seller and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Seller, adequate. Any taxes, fees and other governmental charges payable by Seller in connection with a Transaction and the execution and delivery of the Program Documents have been paid.

(i) Investment Company Act. Neither the Seller nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. The Seller is not subject to any Federal or state statute or regulation which limits its ability to incur indebtedness.

(j) No Legal Bar. The execution, delivery and performance of this Agreement, the other Program Documents, the sales hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Seller or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien (other than the Liens created hereunder) on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

(k) Compliance with Law. No practice, procedure or policy employed or proposed to be employed by Seller in the conduct of its business violates any law, regulation, judgment, agreement, regulatory consent, order or decree applicable to it which, if enforced, would result in either a Material Adverse Effect with respect to Seller.

(l) No Default. Neither the Seller nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which should reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

(m) Chief Executive Office; Chief Operating Office. The Seller’s chief executive office and chief operating office on the Effective Date is located at 1301 Avenue of the Americas, 7th Floor, New York, New York 10019.

(n) Location of Books and Records. The location where the Seller keeps its books and records including all computer tapes and records relating to the Purchased Items is its chief executive office or chief operating office or the offices of the Custodian.

(o) True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Seller or any of its Subsidiaries to the Buyer in connection with the negotiation, preparation or delivery of this Agreement and the other Program Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Seller or any of its Subsidiaries to the Buyer in connection with this Agreement and the other Program Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer that, after due inquiry, could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Program Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Buyer for use in connection with the transactions contemplated hereby or thereby.

(p) Tangible Net Worth; Liquidity. NYMT’s Tangible Net Worth (increased for purposes of determining such amount by the outstanding principal amount of the Trust Preferred Obligations) is not less than $100,000,000, or such higher amount provided under any other repurchase, financing, credit or other similar facility entered into by the Sellers. NYMT has at all times Cash Equivalents in an amount not less than $5,000,000. The ratio of NYMT’s Total Indebtedness to Tangible Net Worth is not greater than 20:1. The Sellers shall at all times have cash, Cash Equivalents and unused borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse and repurchase facilities in an amount equal to not less than $10,000,000. NYMT shall have after-tax Net Income of at least $1.00 for each fiscal quarter.

(q) ERISA. Each Plan to which the Seller or its Subsidiaries make direct contributions, and, to the knowledge of the Seller, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law. No event or condition has occurred and is continuing as to which the Seller would be under an obligation to furnish a report to the Buyer under Section 13(a)(v) hereof.

(r) Licenses. The Buyer will not be required as a result of purchasing the Loans to be licensed, registered or approved or to obtain permits or otherwise qualify (i) to do business in any state in which it currently so required or (ii) under any state or other jurisdiction’s consumer lending, fair debt collection or other applicable state or other jurisdiction’s statute or regulation.

(s) Relevant States. Schedule 3 sets forth all of the states or other jurisdictions (the “Relevant States”) in which the Seller originates Loans in its own name or through brokers on the date of this Agreement.

(t) True Sales. Any and all interest of a Qualified Originator in, to and under any Mortgage funded in the name of or acquired by such Qualified Originator or seller which is an Affiliate of the Seller has been sold, transferred, conveyed and assigned to the Seller pursuant to a legal sale and such Qualified Originator retains no interest in such Loan, and if so requested by the Buyer, such sale is covered by an opinion of counsel to that effect in form and substance acceptable to the Buyer.

(u) No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Seller or any of its Subsidiaries has a Material Adverse Effect.

(v) Subsidiaries. All of the Subsidiaries of the Seller at the date hereof are listed on Schedule 4 to this Agreement.

(w) Origination and Acquisition of Loans. The Loans were originated or acquired by the Seller, and the origination and collection practices used by the Seller or Qualified Originator, as applicable, with respect to the Loans have been, in all material respects legal, proper, prudent and customary in the residential mortgage loan origination and servicing business, and in accordance with the Underwriting Guidelines. With respect to Loans acquired by the Seller, all such Loans are in conformity with the Underwriting Guidelines. Each of the Loans complies with the representations and warranties listed in Schedule 1-A or Schedule 1-B hereto, as applicable.

(x) No Adverse Selection. The Seller used no selection procedures that identified the Loans as being less desirable or valuable than other comparable Loans owned by the Seller.

(y) Seller Solvent; Fraudulent Conveyance. As of the date hereof and immediately after giving effect to each Transaction, the fair value of the assets of the Seller is greater than the fair value of the liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of the Seller in accordance with GAAP) of the Seller and the Seller is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage. Seller does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Seller is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Seller or any of its assets. Seller is not transferring any Loans with any intent to hinder, delay or defraud any of its creditors.

(z) No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Loans pursuant to this Agreement; provided, that if Seller has dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Loans pursuant to this Agreement, such commission or compensation shall have been paid in full by Seller.

(aa) MERS. The Seller is a member of MERS in good standing.

(bb) Insured Closing Letter. As of the date hereof and as of the date of each delivery of a Wet Loan, the Settlement Agent has obtained an Insured Closing Letter, closing protection letter or similar authorization letter from a nationally recognized title insurance company approved by the Buyer, copies of which shall be delivered by the Seller to the Custodian prior to the Purchase Date.

(cc) Escrow Agreement. As of the date hereof and as of the date of each delivery of a Wet Loan, the Settlement Agent has executed an escrow agreement or letter stating that in the event of a Rescission of or if for any reason the Loan fails to fund on a given day, the party conducting the closing is holding all funds which would have been disbursed on behalf of the Mortgagor as agent for the benefit of the Buyer and such funds shall be redeposited in the Disbursement Account for benefit of the Buyer not later than one Business Day after the date of Rescission or other failure of the Loan to fund on a given day.

13. COVENANTS OF SELLER

Each Seller covenants and agrees with Buyer that during the term of this Agreement:

(a) Financial Statements and Other Information; Financial Covenants.

Seller shall deliver to the Buyer:

(i) As soon as available and in any event within forty-five (45) days after the end of each of the first three quarterly fiscal periods of each fiscal year of NYMT, a certification in the form of Exhibit A, duly executed by NYMT, together with the consolidated balance sheets of NYMT as at the end of such period, setting forth in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of NYMT, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of NYMT in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

(ii) From time to time such other information regarding the financial condition, operations, or business of the Seller as the Buyer may reasonably request; and

(iii) As soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer knows, or with respect to any Plan or Multiemployer Plan to which the Seller, or any Subsidiaries of the Seller makes direct contributions, has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Seller setting forth details respecting such event or condition and the action, if any, that the Seller or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Seller or an ERISA Affiliate with respect to such event or condition):

a. any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

b. the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by the Seller or an ERISA Affiliate to terminate any Plan;

c. the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Seller or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

d. the complete or partial withdrawal from a Multiemployer Plan by the Seller or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Seller or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

e. the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Seller or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

f. the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Seller or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of said Sections.

The Seller will furnish to the Buyer, at the time it furnishes each set of financial statements pursuant to paragraphs (a) and (b) above, a certificate of a Responsible Officer of the Seller to the effect that, to the best of such Responsible Officer’s knowledge, the Seller during such fiscal period or year has observed or performed all of its covenants and other agreements, and satisfied every material condition, contained in this Agreement and the other Program Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action the Seller has taken or proposes to take with respect thereto).

(b) Litigation. The Seller will promptly, and in any event within seven (7) calendar days after service process on any of the following, give to the Buyer notice of all legal or arbitrable proceedings affecting the Seller or any of its Subsidiaries that questions or challenges the validity or enforceability of any of the Program Documents or as to which there is a reasonable likelihood of an adverse determination would result in a Material Adverse Effect.

(c) Existence, Etc. Each of the Seller and its Subsidiaries will:

(i) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises;

(ii) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, truth in lending, real estate settlement procedures and all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

(iii) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

(iv) not move its chief executive office or chief operating office from the addresses referred to in Section 12(m) unless it shall have provided the Buyer 30 days prior written notice of such change;

(v) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

(vi) permit representatives of the Buyer, during normal business hours upon three (3) Business Days’ prior written notice at a mutually desirable time or at any time during the continuance of an Event of Default, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Buyer.

(d) Prohibition of Fundamental Changes. Seller shall not at any time, directly or indirectly, (i) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets, provided, that Borrower may merge or consolidate with (a) any wholly owned subsidiary of the Borrower, or (b) any other Person if the Borrower is the surviving corporation; and provided further, that if after giving effect thereto, no default would exist hereunder without Buyer’s prior consent; or (ii) form or enter into any partnership, joint venture, syndicate or other combination which would have a Material Adverse Effect with respect to Seller; provided, that the Seller may merge or consolidate with (a) any wholly owned subsidiary of the Seller, or (b) any other person if the Seller is the surviving corporation; and provided further, that if after giving effect to such merger or consolidation, no default would exist hereunder;

(e) Margin Deficit. If at any time there exists a Margin Deficit, the Seller shall cure the same in accordance with Section 6 hereof.

(f) Notices. Seller shall give notice to Buyer promptly in writing of any of the following:

(i) Upon the Seller becoming aware of, and in any event within one (1) Business Day after the occurrence of any Default, Event of Default or any event of default or default under any Program Document or other material agreement of the Seller;

(ii) upon, and in any event within three (3) Business Days after, service of process on the Seller or any of its Subsidiaries, or any agent thereof for service of process, in respect of any legal or arbitrable proceedings affecting the Seller or any of its Subsidiaries (i) that questions or challenges the validity or enforceability of any of the Program Documents or (ii) in which the amount in controversy exceeds $1,000,000;

(iii) upon the Seller becoming aware of any default related to any Purchased Items, any Material Adverse Effect and any event or change in circumstances which should reasonably be expected to have a Material Adverse Effect;

(iv) upon the Seller becoming aware during the normal course of its business that the Mortgaged Property in respect of any Loan or Loans with an aggregate unpaid principal balance of at least $1,000,000 has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to materially and adversely affect the value of such Loan;

(v) upon the entry of a judgment or decree against the Seller or any of its Subsidiaries in an amount in excess of $1,000,000;

(vi) any material change in the insurance coverage required of Seller or any other Person pursuant to any Program Document, with copy of evidence of same attached;

(vii) any material dispute, licensing issue, litigation, investigation, proceeding or suspension between Seller or its Subsidiaries, on the one hand, and any Governmental Authority or any other Person; and

(viii) any material change in accounting policies or financial reporting practices of Seller or its Subsidiaries.

Each notice pursuant to this Section 13(f) (other than (vi) above) shall be accompanied by a statement of a Responsible Officer of the Seller, setting forth details of the occurrence referred to therein and stating what action the Seller has taken or proposes to take with respect thereto.

(g) Servicing. Except as provided in Section 43, the Seller shall not permit any Person other than the Seller to service Loans without the prior written consent of the Buyer, which consent shall not be unreasonably withheld.

(h) Underwriting Guidelines. Seller shall not permit any material modifications to be made to the Underwriting Guidelines that will impact either the Buyer or the Purchased Loans without the prior consent of Buyer (such consent not to be unreasonably withheld). Seller agrees to deliver to Buyer copies of the Underwriting Guidelines in the event that any changes are made to the Underwriting Guidelines following the Closing Date; provided that Seller may deliver such copies by Electronic Transmission.

(i) Lines of Business. Seller shall not engage to any substantial extent in any line or lines of business activity other than the businesses generally carried on by it as of the Effective Date.

(j) Transactions with Affiliates. The Seller will not (i) enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Seller’s business and (c) upon fair and reasonable terms no less favorable to the Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, or (ii) make a payment that is not otherwise permitted by this Section 13(j) to any Affiliate.

(k) Defense of Title. Seller warrants and will defend the right, title and interest of Buyer in and to all Purchased Items against all adverse claims and demands of all Persons whomsoever.

(l) Preservation of Purchased Items. Seller shall do all things necessary to preserve the Purchased Items so that such Purchased Items remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Seller will comply with all applicable laws, rules and regulations of any Governmental Authority applicable to Seller or relating to the Purchased Items and cause the Purchased Items to comply with all applicable laws, rules, regulations of any such Governmental Authority. Seller will not allow any default to occur for which Seller is responsible under any Purchased Items or any Program Documents and Seller shall fully perform or cause to be performed when due all of its obligations under any Purchased Items or the Program Documents.

(m) No Assignment. Except as permitted herein, Seller shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Documents), any of the Purchased Loans or any interest therein, provided that this Section 13(m) shall not prevent any contribution, assignment, transfer or conveyance of Purchased Loans in accordance with the Program Documents.

(n) Limitation on Sale of Assets. Seller shall not convey, sell, lease, assign, transfer or otherwise dispose of (collectively, “Transfer”), all or substantially all of its Property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired or allow any Subsidiary to Transfer substantially all of its assets to any Person; provided, that the Seller may after prior written notice to the Buyer allow such action with respect to any Subsidiary which is not a material part of the Seller’s overall business operations.

(o) Limitation on Distributions. Without the Buyer’s consent, the Seller shall not make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any stock or senior or subordinate debt of the Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Seller; provided that, prior to the occurrence of a Default or Event of Default, NYMT shall be permitted to (i) make distributions that are required to be made pursuant to the Code in order to maintain its status as a REIT, and (ii) make distributions in connection with Trust Preferred Obligations.

(p) Maintenance of Liquidity. The Seller shall insure that, at all times, NYMT has Cash Equivalents in an amount of not less than $5,000,000. The Seller shall insure that it has Cash Equivalents and unused borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse and repurchase facilities in an amount equal to not less than $10,000,000.

(q) Maintenance of Tangible Net Worth. The Seller shall not permit NYMT’s Tangible Net Worth (increased for purposes of determining such amount by the outstanding principal amount of the Trust Preferred Obligations) at any time to be less than $100,000,000, or such higher amount provided under any other repurchase, financing, credit or other similar facility entered into by Seller.

(r) Maintenance of Ratio of Total Indebtedness to Tangible Net Worth. The Seller shall not permit the ratio of NYMT’s Total Indebtedness to Tangible Net Worth at any time to be greater than 20:1; and NYMT shall have after-tax Net Income of at least $1.00 for each fiscal quarter.

(s) Restricted Payments. The Seller shall not make any Restricted Payments following an Event of Default.

(t) Servicing Transmission. The Seller shall provide to the Buyer on a monthly basis no later than 11:00 a.m. New York City time two (2) Business Days prior to each Repurchase Date (or such other day requested by Buyer) (i) the Servicing Transmission, on a loan-by-loan basis and in the aggregate, with respect to the Loans serviced hereunder by the Seller which were funded prior to the first day of the current month, summarizing the Seller’s delinquency and loss experience with respect to Loans serviced by the Seller (including, in the case of the Loans, the following categories: current, 30-59, 60-89, 90-119, 120-149 and 150+) and (ii) any other information reasonably requested by the Buyer with respect to the Loans.

(u) No Amendment or Compromise. Without Buyer’s prior written consent, none of Seller or those acting on Seller’s behalf shall amend or modify, or waive any term or condition of, or settle or compromise any claim in respect of, any item of the Purchased Loans, any related rights or any of the Program Documents, provided that Seller may amend or modify a Loan if such amendment or modification does not affect the amount or timing of any payment of principal or interest, extend its scheduled maturity date, modify its interest rate, or constitute a cancellation or discharge of its outstanding principal balance and does not materially and adversely affect the security afforded by the real property, furnishings, fixtures, or equipment securing the Loan.

(v) Maintenance of Property; Insurance. The Seller shall keep all property useful and necessary in its business in good working order and condition. The Seller shall maintain errors and omissions insurance and/or mortgage impairment insurance and blanket bond coverage in such amounts as are in effect on the Effective Date (as disclosed to Buyer in writing) and shall not reduce such coverage without the written consent of the Buyer, and shall also maintain such other insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such entities.

(w) Further Identification of Purchased Items. The Seller will furnish to the Buyer from time to time statements and schedules further identifying and describing the Purchased Items and such other reports in connection with the Purchased Items as the Buyer may reasonably request, all in reasonable detail.

(x) Loan Determined to be Defective. Upon discovery by Seller or the Buyer of any breach of any representation or warranty listed on Schedule 1-A or Schedule 1-B hereto applicable to any Loan, the party discovering such breach shall promptly give notice of such discovery to the other.

(y) Interest Rate Protection Agreements. Upon the Buyer’s request, the Seller shall deliver to the Buyer any and all information relating to Interest Rate Protection Agreements.

(z) Certificate of a Responsible Officer of the Seller. At the time that the Seller delivers financial statements to the Buyer in accordance with Section 13(a) hereof, the Seller shall forward to the Buyer a certificate of a Responsible Officer of the Seller which demonstrates that the Seller is in compliance with the covenants set forth in Sections 13(p), (q), (r) and (aa).

(aa) Alternative Purchase or Collateral. The Seller shall not cause any Eligible Loan which is at any time purchased hereunder to be subsequently purchased or used as collateral pursuant to any other financing, note purchase, loan warehouse, repurchase or similar facility maintained by the Seller with any third party without the express written consent of the Buyer, unless such Loan is no longer an Eligible Loan.

(bb) Maintenance of Papers, Records and Files. Seller shall acquire, and Seller shall build, maintain and have available, a complete file in accordance with lending industry custom and practice for each Purchased Loan. Seller will maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices and preserve them against loss or destruction.

(i) Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Loans in accordance with industry custom and practice, including those maintained pursuant to the preceding subsection, and all such Records shall be in Custodian’s possession unless Buyer otherwise approves. Seller will not cause or authorize any such papers, records or files that are an original or an only copy to leave Custodian’s possession, except for individual items removed in connection with servicing a specific Loan, in which event Seller will obtain or cause to be obtained a receipt from the Custodian for any such paper, record or file.

(ii) For so long as Buyer has an interest in or lien on any Purchased Loan, Seller will hold or cause to be held all related Records in trust for Buyer. Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens granted hereby.

(iii) Upon reasonable advance notice from Custodian or Buyer, Seller shall (x) make any and all such Records available to Custodian or Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, (y) permit Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller with its respective chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller with its independent certified public accountants.

(cc) Maintenance of Licenses. Seller shall (i) maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Documents, (ii) remain in good standing under the laws of each state in which it conducts business or any Mortgage Property is located, and (iii) shall conduct its business strictly in accordance with applicable law.

(dd) Taxes, Etc. The Seller shall pay and discharge or cause to be paid and discharged, when due, all taxes, assessments and governmental charges or levies imposed upon the Seller or upon its income and profits or upon any of its property, real, personal or mixed (including without limitation, the Purchased Loans) or upon any part thereof, as well as any other lawful claims which, if unpaid, might become a Lien upon such properties or any part thereof, except for any such taxes, assessments and governmental charges, levies or claims as are appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are provided. The Seller shall file on a timely basis all federal, and material state and local tax and information returns, reports and any other information statements or schedules required to be filed by or in respect of it.

(ee) Use of Custodian. Without the prior written consent of Buyer, Seller shall use no third party custodian as document custodian other than the Custodian with respect to third party purchasers, prospective third party purchasers, lenders and prospective third party lenders with respect to loans of the same type as the Purchased Loans.

(ff) Change of Fiscal Year. Seller will not at any time, directly or indirectly, except upon ninety (90) days’ prior written notice to Buyer, change the date on which Seller’s fiscal year begins from Seller’s current fiscal year beginning date.

(gg) Delivery of Servicing Rights. With respect to the Servicing Rights of each related Loan, Seller shall deliver such Servicing Rights to Buyer on the related Purchase Date. With respect to the Servicing Records and the physical servicing of the Purchased Loans, the Seller shall deliver such items to the designee of Buyer, within (75) days of a Purchase Date, unless otherwise stated in writing by Buyer; provided that on each Repurchase Date that is subject to a new Transaction, such delivery requirement is deemed restated for such new Transaction (and the immediately preceding delivery requirement is deemed to be rescinded) in the absence of directions to the contrary from Buyer, and a new 75-day period is deemed to commence as of such Repurchase Date. Seller’s transfer of the Servicing Rights and Servicing Records under this Section shall be in accordance with customary standards in the industry.

(hh) Establishment of Collection Account. Prior to the initial Purchase Date, Seller shall establish the Collection Account for the sole and exclusive benefit of the Buyer. The Seller shall segregate all amounts collected on account of the Purchased Loans, to be held in trust for the benefit of the Buyer, and shall remit such collections in accordance with the Buyer’s written instructions. No amounts deposited into such account shall be removed without the Buyer’s prior written consent. The Seller shall follow the instructions of Buyer with respect to the Purchased Loans and deliver to Buyer any information with respect to the Purchased Loans reasonably requested by Buyer. Seller shall deposit or credit to the Collection Account all items to be deposited or credited thereto irrespective of any right of setoff or counterclaim arising in favor of it (or any third party claiming through it) under any other agreement or arrangement.

(ii) MERS.  Seller will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Loans for as long as such Purchased Loans are registered with MERS.

14. REPURCHASE DATE PAYMENTS

On each Repurchase Date, Sellers shall remit or shall cause to be remitted to Buyer the Repurchase Price together with any other Obligations then due and payable.

15. REPURCHASE OF PURCHASED LOANS

Upon discovery by a Seller of a breach of any of the representations and warranties set forth on Schedule 1-A or Schedule 1-B to this Agreement, as applicable, Sellers shall give prompt written notice thereof to Buyer. Upon any such discovery by Buyer, Buyer will notify Sellers. It is understood and agreed that the representations and warranties set forth in Schedule 1-A and Schedule 1-B with respect to the Purchased Loans shall survive delivery of the respective Mortgage Files to the Custodian and shall inure to the benefit of Buyer. The fact that Buyer has conducted or has failed to conduct any partial or complete due diligence investigation in connection with its purchase of any Purchased Loan shall not affect Buyer’s right to demand repurchase as provided under this Agreement. Sellers shall, within two (2) Business Days of the earlier of a Seller’s discovery or a Seller receiving notice with respect to any Purchased Loan of (i) any breach of a representation or warranty contained in Schedule 1-A or Schedule 1-B, as applicable, or (ii) any failure to deliver any of the items required to be delivered as part of the Mortgage File within the time period required for delivery pursuant to the Custodial Agreement, promptly cure such breach or delivery failure in all material respects. If within two (2) Business Days after the earlier of a Seller’s discovery of such breach or delivery failure or a Seller receiving notice thereof that such breach or delivery failure has not been remedied by Sellers, Sellers shall promptly upon receipt of written instructions from Buyer, at Buyer’s option, either (i) repurchase such Purchased Loan at a purchase price equal to the Repurchase Price with respect to such Purchased Loan by wire transfer to the account designated by Buyer, or (ii) transfer comparable Substitute Loans to Buyer, as provided in Section 16 hereof.

16. SUBSTITUTION

Sellers may, subject to agreement with and acceptance by Buyer upon one (1) Business Day’s notice, substitute other assets which are substantially the same as the Purchased Loans (the “Substitute Loans”) for any Purchased Loans. Such substitution shall be made by transfer to Buyer of such Substitute Loans and transfer to Sellers of such Purchased Loans (the “Reacquired Loans”) along with the other information to be provided with respect to the applicable Substitute Loan as described in the form of Transaction Notice. Upon substitution, the Substitute Loans shall be deemed to be Purchased Loans, the Reacquired Loans shall no longer be deemed Purchased Loans, Buyer shall be deemed to have terminated any security interest that Buyer may have had in the Reacquired Loans and any Purchased Items solely related to such Reacquired Loans to Sellers unless such termination and release would give rise to or perpetuate a Margin Deficit. Concurrently with any termination and release described in this Section 16, Buyer shall execute and deliver to Sellers upon request and Buyer hereby authorizes Sellers to file and record such documents as Sellers may reasonably deem necessary or advisable in order to evidence such termination and release.

17. ACCELERATION OF REPURCHASE DATE

The Buyer may, at any time, terminate this Agreement by providing written notice to the Sellers. Within thirty (30) calendar days of receipt of such notice, the Sellers agree to repurchase all Purchased Loans at the Repurchase Price and to satisfy all of its Obligations hereunder.

18. EVENTS OF DEFAULT

Each of the following events shall constitute an Event of Default (an “Event of Default”) hereunder:

(a) Sellers fail to transfer the Purchased Loans to Buyer on the applicable Purchase Date (provided Buyer has tendered the related Purchase Price);

(b) Sellers either fail to repurchase the Purchased Loans on the applicable Repurchase Date or fail to perform its obligations under Section 6;

(c) Sellers shall default in the payment of any other amount payable by it hereunder or under any other Program Document after notification by the Buyer of such default, and such default shall have continued unremedied for three Business Days.

(d) any representation, warranty or certification made or deemed made herein or in any other Program Document by a Seller or any certificate furnished to the Buyer pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1-A or Schedule 1-B, which shall be considered solely for the purpose of determining the Market Value of the Loans; unless (i) such Seller shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made or (ii) any such representations and warranties have been determined by the Buyer in its sole discretion to be materially false or misleading on a regular basis).

(e) the Sellers shall fail to comply with the requirements of Section 13(c)(i), Section 13(d), Section 13(f)(i) or (iii), Sections 13(k) through 13(r) or Section 13(v) hereof; or the Sellers shall default in the performance of its obligations under Section 13(e) hereof, and such default shall continue unremedied for a period of one (1) Business Day; or the Sellers shall otherwise fail to observe or perform any other agreement contained in this Agreement or any other Program Document and such failure to observe or perform shall continue unremedied for a period of five (5) Business Days.

(f) any final, judgment or judgments or order or orders for the payment of money in excess of $2,000,000 in the aggregate (to the extent that it is, in the reasonable determination of Buyer, uninsured and provided that any insurance or other credit posted in connection with an appeal shall not be deemed insurance for these purposes) shall be rendered against any Seller or any of Seller’s Subsidiaries by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall not be discharged (or provisions shall not be made for such discharge), satisfied, or bonded, or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and neither Seller nor any of Sellers’ Subsidiaries, as applicable, shall not, within said period of sixty (60) days, appeal therefrom and cause the execution thereof to be stayed during such appeal;

(g) any Seller shall admit in writing its inability to, or intention not to, perform any of such Seller’s Obligations, or Buyer shall have determined in good faith that a Seller is unable to meet its commitments;

(h) any Seller or any of Sellers’ Subsidiaries files a voluntary petition in bankruptcy, seeks relief under any provision of any bankruptcy, reorganization, moratorium, delinquency, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or subsequently in effect; or consents to the filing of any petition against it under any such law; or consents to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official for any Seller or any of Sellers’ Subsidiaries, or of all or any part of any Seller’s or such Sellers’ Subsidiaries’ Property; or makes an assignment for the benefit of any Seller or Sellers’ Subsidiaries’ creditors;

(i) A custodian, receiver, conservator, liquidator, trustee, sequestrator or similar official for any Seller, or any of Sellers’ Subsidiaries, or of any of Sellers’ or any of Sellers’ Subsidiaries’ respective Property (as a debtor or creditor protection procedure), is appointed or takes possession of such Property; or a Seller or any of Sellers’ Subsidiaries generally fails to pay Sellers’ or Sellers’ Subsidiaries’ debts as they become due; or any Seller or any of Sellers’ Subsidiaries is adjudicated bankrupt or insolvent; or an order for relief is entered under the Federal Bankruptcy Code, or any successor or similar applicable statute, or any administrative insolvency scheme, against any Seller or any of Sellers’ Subsidiaries; or any of Sellers’ or Sellers’ Subsidiaries’ Property is sequestered by court or administrative order; or a petition is filed against any Seller or any of Sellers’ Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, moratorium, delinquency or liquidation law of any jurisdiction, whether now or subsequently in effect;

(j) Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of any Seller or any of Sellers’ Subsidiaries or shall have taken any action to displace the management of any Seller or any of Sellers’ Subsidiaries or to curtail its authority in the conduct of the business of any Seller or any of Sellers’ Subsidiaries, or takes any action in the nature of enforcement to remove, limit or restrict the approval of any Seller or any of Sellers’ Subsidiaries as an issuer, buyer or a seller/servicer of Loans or securities backed thereby, and such action provided for in this subsection (j) shall not have been discontinued or stayed within thirty (30) days;

(k) Any Program Document shall for whatever reason (including an event of default thereunder) be terminated, this Agreement shall for any reason cease to create a valid, first priority security interest or ownership interest upon transfer in any of the Purchased Loans or Purchased Items purported to be covered hereby or any of any Seller’s material obligations (including Sellers’ Obligations hereunder shall cease to be in full force and effect, or the enforceability thereof shall be contested by the Sellers;

(l) Any Material Adverse Effect shall have occurred, in each case as determined by Buyer in its sole discretion, or the existence of any other condition which, in Buyer’s sole discretion, constitutes a material impairment of any Seller’s ability to perform its obligations under this Agreement or any other Program Document;

(m) (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Buyer or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Seller or any Commonly Controlled Entity shall, or in the reasonable opinion of the Buyer is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

(n) A Change of Control of any Seller shall have occurred without the prior consent of the Buyer or a material change in the management of any Seller shall have occurred which has not been approved by Buyer;

(o) Any Seller shall grant, or suffer to exist, any Lien on any Purchased Items except the Liens contemplated hereby; or the Liens contemplated hereby shall cease to be first priority perfected Liens on the Purchased Items in favor of the Buyer or shall be Liens in favor of any Person other than Buyer;

(p) Buyer shall reasonably request, specifying the reasons for such request, reasonable information, and/or written responses to such requests, regarding the financial well-being of Seller and such reasonable information and/or responses shall not have been provided within three (3) Business Days of such request;

(q) Any Seller or any Subsidiary or Affiliate of a Seller shall default under, or fail to perform as required under, or shall otherwise breach the terms of any instrument, agreement or contract between a Seller or such other entity, on the one hand, and the Buyer or any of the Buyer’s Affiliates on the other; or any Seller or any Subsidiary or Affiliate of any Seller shall default under, or fail to perform as requested under, the terms of any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds entered into by the Seller or such other entity and any third party, which default or failure entitles any party to require acceleration or prepayment of any indebtedness thereunder;

(r) NYMC’s membership in MERS is terminated for any reason;

(s) The Subservicer shall default under the related Servicing Agreement and such default shall have a Material Adverse Effect on the collectability, enforceability or payment performance on any of the Loans and the Sellers shall have failed to transfer servicing of the affected Loans to another servicer within thirty (30) days of the date of such default;

(t) The failure of NYMT to continue to be (i) qualified as a REIT as defined in Section 856 of the Code and (ii) entitled to a dividend paid deduction under Section 857 of the Code with respect to dividends paid by it with respect to each taxable year for which it claims a deduction on its Form 1120 - REIT filed with the United States Internal Revenue Service for such year, or the entering into by NYMT of any material “prohibited transactions” as defined in Sections 857(b) and 856(c) of the Code; or

(u) The failure of NYMT to satisfy any of the following asset or income tests and the Buyer has delivered notice of an Event of Default to the Seller with respect thereto:

(i) At the close of each taxable year, at least 75 percent of gross income consists of (A) “rents from real property” within the meaning of Section 856(c)(3)(A) of the Code, (B) interest on obligations secured by mortgages on real property or on interests in real property, within the meaning of Section 856(c)(3)(B) of the Code, (C) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) which is not property described in Section 1221(a)(1) of the Code, within the meaning of Section 856(c)(3)(C) of the Code, (D) dividends or other distributions on, and gain (other than gain from “prohibited transactions” within the meaning of Section 857(b)(6)(B)(iii) of the Code) from the sale or other disposition of, transferable shares (or transferable certificates of beneficial interest) in other qualifying REITs within the meaning of Section 856(d)(3)(D) of the Code, and (E) amounts described in Sections 856(c)(3)(E) through 856(c)(3)(I) of the Code;

(ii) At the close of each taxable year, at least 95 percent of NYMT’s gross income consists of (A) the items of income described in paragraph 1 hereof (other than those described in Section 856(c)(3)(I) of the Code), (B) gain realized from the sale or other disposition of stock or securities which are not property described in Section 1221(a)(1) of the Code, (C) interest, (D) dividends, in each case within the meaning of Section 856(c)(2) of the Code;

(iii) At the close of each quarter of NYMT’s taxable year, at least 75 percent of the value of NYMT’s total assets (as determined in accordance with Treasury Regulations Section 1.856-2(d)) has consisted of and will consist of real estate assets within the meaning of Sections 856(c)(4) and 856(c)(5)(B) of the Code, cash and cash items (including receivables which arise in the ordinary course of NYMT’s operations, but not including receivables purchased from another person), and Government Securities; or

(iv) At the close of each quarter of each of NYMT’s taxable years, (A) not more than 25 percent of NYMT’s total asset value will be represented by securities (other than those described in paragraph 3), (B) not more than 20 percent of NYMT’s total asset value will be represented by securities of one or more taxable REIT subsidiaries, and (C) (1) not more than 5 percent of the value of NYMT’s total assets will be represented by securities of any one issuer (other than Government Securities and securities of taxable REIT subsidiaries), and (2) NYMT will not hold securities possessing more than 10 percent of the total voting power or value of the outstanding securities of any one issuer (other than Government Securities, securities of taxable REIT subsidiaries, and securities of a qualified REIT subsidiary within the meaning of Section 856(i) of the Code).

19. REMEDIES

Upon the occurrence of an Event of Default, Buyer, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Event of Default pursuant to Section 18(g), (h), (i) or (j) hereof), shall have the right to exercise any or all of the following rights and remedies:

(a) a)  The Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (provided that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). Sellers’ obligations hereunder to repurchase all Purchased Loans at the Repurchase Price therefor on the Repurchase Date in such Transactions shall thereupon become immediately due and payable; all Income then on deposit in the Collection Account and all Income paid after such exercise or deemed exercise shall be remitted to and retained by Buyer and applied to the aggregate Repurchase Price and any other amounts owing by Sellers hereunder; Sellers shall immediately deliver to Buyer or its designee any and all original papers, Servicing Records and files relating to the Purchased Loans subject to such Transaction then in Sellers’ possession and/or control; and all right, title and interest in and entitlement to such Purchased Loans and Servicing Rights thereon shall be deemed transferred to Buyer or its designee.

(ii) Buyer shall have the right to (A) sell, on or following the Business Day following the date on which the Repurchase Price became due and payable pursuant to Section 19(a)(i) without notice or demand of any kind, at a public or private sale and at such price or prices as Buyer may reasonably deem satisfactory any or all Purchased Loans and/or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Loans, to give Sellers credit for such Purchased Loans in an amount equal to the Market Value of the Purchased Loans against the aggregate unpaid Repurchase Price and any other amounts owing by Sellers hereunder. Sellers shall remain liable to Buyer for any amounts that remain owing to Buyer following a sale and/or credit under the preceding sentence. The proceeds of any disposition of Purchased Loans shall be applied first to the reasonable costs and expenses incurred by Buyer in connection with or as a result of an Event of Default; second to Breakage Costs, costs of cover and/or related hedging transactions; third to the aggregate Repurchase Prices; and fourth to all other Obligations.

(iii) Buyer shall have the right to terminate this Agreement and declare all obligations of Sellers to be immediately due and payable, by a notice in accordance with Section 21 hereof.

(iv) The parties recognize that it may not be possible to purchase or sell all of the Purchased Loans on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Loans may not be liquid. In view of the nature of the Purchased Loans, the parties agree that liquidation of a Transaction or the underlying Purchased Loans does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect the time and manner of liquidating any Purchased Loan and nothing contained herein shall obligate Buyer to liquidate any Purchased Loan on the occurrence of an Event of Default or to liquidate all Purchased Loans in the same manner or on the same Business Day or constitute a waiver of any right or remedy of Buyer. Notwithstanding the foregoing, the parties to this Agreement agree that the Transactions have been entered into in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual obligation and that each Transaction has been entered into in consideration of the other Transactions.

(v) To the extent permitted by applicable law, the Sellers waive all claims, damages and demands they may acquire against the Buyer arising out of the exercise by the Buyer of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of the Buyer. If any notice of a proposed sale or other disposition of Purchased Items shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(b) Sellers hereby acknowledge, admit and agree that Sellers’ obligations under this Agreement are recourse obligations of Sellers to which Sellers pledge their full faith and credit. In addition to its rights hereunder, Buyer shall have the right to proceed against any of Seller’s assets which may be in the possession of Buyer, any of Buyer’s Affiliates or their respective designees (including the Custodian), including the right to liquidate such assets and to set-off the proceeds against monies owed by Sellers to Buyer pursuant to this Agreement. Buyer may set off cash, the proceeds of the liquidation of the Purchased Loans and Additional Purchased Loans, any other Purchased Items and their proceeds and all other sums or obligations owed by Buyer to Sellers against all of Sellers’ obligations to Buyer, whether under this Agreement, under a Transaction, or under any other agreement between the parties, or otherwise, whether or not such obligations are then due, without prejudice to Buyer’s right to recover any deficiency.

(c) Buyer shall have the right to obtain physical possession of the Servicing Records and all other files of Sellers relating to the Purchased Loans and all documents relating to the Purchased Loans which are then or may thereafter come into the possession of Sellers or any third party acting for Sellers and Sellers shall deliver to Buyer such assignments as Buyer shall request.

(d) Buyer shall have the right to direct all Persons servicing the Purchased Loans to take such action with respect to the Purchased Loans as Buyer determines appropriate.

(e) Buyer shall, without regard to the adequacy of the security for the Obligations, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Purchased Loans and any other Purchased Items or any portion thereof, collect the payments due with respect to the Purchased Loans and any other Purchased Items or any portion thereof, and do anything that Buyer is authorized hereunder or by law to do. Sellers shall pay all costs and expenses incurred by Buyer in connection with the appointment and activities of such receiver.

(f) Buyer may, at its option, enter into one or more Interest Rate Protection Agreements covering all or a portion of the Purchased Loans, and the Sellers shall be responsible for all damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against the Buyer relating to or arising out of such Interest Rate Protection Agreements; including without limitation any losses resulting from such Interest Rate Protection Agreements.

(g) In addition to all the rights and remedies specifically provided herein, Buyer shall have all other rights and remedies provided by applicable federal, state, foreign, and local laws, whether existing at law, in equity or by statute, including, without limitation, all rights and remedies available to a purchaser or a secured party, as applicable, under the Uniform Commercial Code.

Except as otherwise expressly provided in this Agreement, Buyer shall have the right to exercise any of its rights and/or remedies without presentment, demand, protest or further notice of any kind other than as expressly set forth herein, all of which are hereby expressly waived by Sellers.

Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Sellers hereby expressly waive, to the extent permitted by law, any right Sellers might otherwise have to require Buyer to enforce its rights by judicial process. Sellers also waive, to the extent permitted by law, any defense Sellers might otherwise have to the Obligations, arising from use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Loans and any other Purchased Items or from any other election of remedies. Sellers recognize that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

Sellers shall cause all sums received by it with respect to the Purchased Loans to be deposited with such Person as Buyer may direct after receipt thereof. Sellers shall be liable to Buyer for the amount of all expenses (plus interest thereon at a rate equal to the Post-Default Rate), and Breakage Costs including, without limitation, all costs and expenses incurred within thirty (30) days of the Event of Default in connection with hedging or covering transactions related to the Purchased Loans, conduit advances and payments for mortgage insurance.

20. DELAY NOT WAIVER; REMEDIES ARE CUMULATIVE

No failure on the part of Buyer to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Buyer of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights and remedies of Buyer provided for herein are cumulative and in addition to any and all other rights and remedies provided by law, the Program Documents and the other instruments and agreements contemplated hereby and thereby, and are not conditional or contingent on any attempt by Buyer to exercise any of its rights under any other related document. Buyer may exercise at any time after the occurrence of an Event of Default one or more remedies, as they so desire, and may thereafter at any time and from time to time exercise any other remedy or remedies.

21. NOTICES AND OTHER COMMUNICATIONS

Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein and under the Custodial Agreement (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement and except for notices given by the Sellers under Section 3(a) (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

22. USE OF EMPLOYEE PLAN ASSETS

No assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) shall be used by either party hereto in a Transaction.

23. INDEMNIFICATION AND EXPENSES.

(a) The Sellers agree to, on a joint and several basis, hold the Buyer, and its Affiliates and their officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, the “Costs”) relating to or arising out of this Agreement, any other Program Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Program Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than any Indemnified Party’s gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Sellers agree to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Loans relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation laws with respect to unfair or deceptive lending practices and predatory lending practices, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act, that, in each case, results from anything other than such Indemnified Party’s gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Loan for any sum owing thereunder, or to enforce any provisions of any Loan, the Sellers will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by any Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Sellers. The Sellers also agree to reimburse an Indemnified Party as and when billed by such Indemnified Party for all such Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of such Indemnified Party’s rights under this Agreement, any other Program Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel. The Sellers hereby acknowledge that, the obligations of the Sellers under this Agreement are joint and several recourse obligations of the Sellers.

(b) The Sellers agree, on a joint and several basis, to pay as and when billed by the Buyer all of the out-of pocket costs and expenses incurred by the Buyer in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, any other Program Document or any other documents prepared in connection herewith or therewith, including, without limitation, the fees and expenses of Buyer’s counsel which will be independent from and not included in the aggregate limitation specified in subclause (i) of this subsection. The Sellers agree to pay as and when billed by the Buyer all of the out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including, without limitation, (i) all the reasonable fees, disbursements and expenses of counsel to the Buyer, but limited to no greater than $10,000 in the aggregate during the term of this Agreement and (ii) all the due diligence, inspection, testing and review costs and expenses incurred by the Buyer with respect to Purchased Items under this Agreement, including, but not limited to, those costs and expenses incurred by the Buyer pursuant to Sections 23, 39 and 44 hereof. Sellers also agree not to assert any claim against Buyer or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Program Documents, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated hereby or thereby. THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.

(c) If Sellers fail to pay when due any costs, expenses or other amounts payable under this Agreement, including, without limitation, reasonable fees and expenses of counsel and indemnities, such amount may be paid on behalf of Sellers by Buyer, in its sole discretion and Sellers shall remain liable for any such payments by Buyer. No such payment by Buyer shall be deemed a waiver of any of Buyer’s rights under the Program Documents.

(d) Without prejudice to the survival of any other agreement of Sellers hereunder, the covenants and obligations of Sellers contained in this Section 23 shall survive the payment in full of the Repurchase Price and all other amounts payable hereunder and delivery of the Purchased Loans by Buyer against full payment therefor.

24. WAIVER OF REDEMPTION AND DEFICIENCY RIGHTS

Sellers hereby expressly waive, to the fullest extent permitted by law, every statute of limitation on a deficiency judgment, any reduction in the proceeds of any Purchased Items as a result of restrictions upon Buyer or Custodian contained in the Program Documents or any other instrument delivered in connection therewith, and any right that it may have to direct the order in which any of the Purchased Items shall be disposed of in the event of any disposition pursuant hereto.

25. REIMBURSEMENT

All sums reasonably expended by Buyer in connection with the exercise of any right or remedy provided for herein shall be and remain Sellers’ obligation (unless and to the extent that any Seller is the prevailing party in any dispute, claim or action relating thereto). Sellers agree to pay, with interest at the Post-Default Rate to the extent that an Event of Default has occurred, the reasonable out-of-pocket expenses and reasonable attorneys’ fees incurred by Buyer and/or Custodian in connection with the preparation, negotiation, enforcement (including any waivers), administration and amendment of the Program Documents (regardless of whether a Transaction is entered into hereunder), the taking of any action, including legal action, required or permitted to be taken by Buyer (without duplication to Buyer) and/or Custodian pursuant thereto, any “due diligence” or loan agent reviews conducted by Buyer or on its behalf or by refinancing or restructuring in the nature of a “workout.”

26. FURTHER ASSURANCES

Sellers agree to do such further acts and things and to execute and deliver to Buyer such additional assignments, acknowledgments, agreements, powers and instruments as are reasonably required by Buyer to carry into effect the intent and purposes of this Agreement and the other Program Documents, to perfect the interests of Buyer in the Purchased Items or to better assure and confirm unto Buyer its rights, powers and remedies hereunder and thereunder.

27. TERMINATION

This Agreement shall remain in effect until the Termination Date. However, no such termination shall affect Sellers’ outstanding obligations to Buyer at the time of such termination. Sellers’ obligations under Section 3(h), 3(i) Section 5, Section 12 and Section 23 and any other reimbursement or indemnity obligation of Sellers to Buyer pursuant to this Agreement or any other Program Documents shall survive the termination hereof.

28. SEVERABILITY

If any provision of any Program Document is declared invalid by any court of competent jurisdiction, such invalidity shall not affect any other provision of the Program Documents, and each Program Document shall be enforced to the fullest extent permitted by law.

29. BINDING EFFECT; GOVERNING LAW

This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns, except that Sellers may not assign or transfer any of its respective rights or obligations under this Agreement or any other Program Document without the prior written consent of Buyer. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

30. AMENDMENTS

Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Sellers and the Buyer and any provision of this Agreement may be waived by the Buyer.

31. SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

32. SURVIVAL

The obligations of the Sellers under Sections 3(h), 3(i), 5, 23 and 25 hereof and any other reimbursement or indemnity obligation of Sellers to Buyer pursuant to this Agreement or any other Program Document shall survive the repurchase of the Loans hereunder and the termination of this Agreement. In addition, each representation and warranty made, or deemed to be made by a request for a purchase, herein or pursuant hereto shall survive the making of such representation and warranty, and the Buyer shall not be deemed to have waived, by reason of purchasing any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such purchase was made.

33. CAPTIONS

The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

34. COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

35. SUBMISSION TO JURISDICTION; WAIVERS

EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A)  SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND/OR ANY OTHER PROGRAM DOCUMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B)  CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C)  AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE BUYER SHALL HAVE BEEN NOTIFIED; AND

(D)  AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

36. WAIVER OF JURY TRIAL

EACH OF THE SELLERS AND THE BUYER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

37. ACKNOWLEDGEMENTS

The Sellers hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Program Documents to which it is a party;

(b) the Buyer has no fiduciary relationship to the Sellers; and

(c) no joint venture exists among or between the Buyer and the Sellers.

38. HYPOTHECATION OR PLEDGE OF PURCHASED ITEMS.

The Buyer shall have free and unrestricted use of all Loans and Purchased Items and nothing in this Agreement shall preclude the Buyer from engaging in repurchase transactions with the Loans and Purchased Items or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Loans and Purchased Items. Nothing contained in this Agreement shall obligate the Buyer to segregate any Loans or Purchased Items delivered to the Buyer by the Sellers.

39. ASSIGNMENTS; PARTICIPATIONS.

(a) The Sellers may assign any of its rights or obligations hereunder only with the prior written consent of the Buyer. The Buyer may assign or transfer to any bank or other financial institution that makes or invests in repurchase agreements or loans or any Affiliate of the Buyer all or any of its rights under this Agreement and the other Program Documents.

(b) The Buyer may, in accordance with applicable law, at any time sell to one or more Buyers or other entities (“Participants”) participating interests in this Agreement, its agreement to purchase Loans, or any other interest of the Buyer hereunder and under the other Program Documents. In the event of any such sale by the Buyer of participating interests to a Participant, the Buyer’s obligations under this Agreement to the Sellers shall remain unchanged, the Buyer shall remain solely responsible for the performance thereof and the Sellers shall continue to deal solely and directly with the Buyer in connection with the Buyer’s rights and obligations under this Agreement and the other Program Documents. The Sellers agree that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Buyer under this Agreement; provided, that such Participant shall only be entitled to such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Buyer the proceeds thereof. The Buyer also agrees that each Participant shall be entitled to the benefits of Sections 3(h), 3(i) and 23 with respect to its participation in the Loans and Purchased Items outstanding from time to time; provided, that the Buyer and all Participants shall be entitled to receive no greater amount in the aggregate pursuant to such Sections than the Buyer would have been entitled to receive had no such transfer occurred.

(c) The Buyer may furnish any information concerning the Sellers or any of its Subsidiaries in the possession of Buyer from time to time to assignees and Participants (including prospective assignees and Participants) only after notifying the Sellers in writing and securing signed confidentiality statements (a form of which is attached hereto as Exhibit I) and only for the sole purpose of evaluating assignments or participations and for no other purpose.

(d) The Sellers agree to cooperate with the Buyer in connection with any such assignment and/or participation, to execute and deliver replacement notes, and to enter into such restatements of, and amendments, supplements and other modifications to, this Agreement and the other Program Documents in order to give effect to such assignment and/or participation. The Sellers further agrees to furnish to any Participant identified by the Buyer to the Sellers copies of all reports and certificates to be delivered by the Sellers to the Buyer hereunder, as and when delivered to the Buyer.

40. SINGLE AGREEMENT

Sellers and Buyer acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each Seller and Buyer each agree (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, and (ii) that payments, deliveries and other transfers made by any of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transaction hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

41. INTENT

Each Seller and Buyer recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the USC, and a “securities contract” as that term is defined in Section 741 of Title 11 of the USC.

It is understood that Buyer’s right to liquidate the Purchased Loans delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 19 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Sections 555 and 559 of Title 11 of the USC.

42. CONFIDENTIALITY

The Program Documents and their respective terms, provisions, supplements and amendments, and transactions and notices thereunder, are proprietary to Buyer and shall be held by Sellers in strict confidence and shall not be disclosed to any third party without the consent of Buyer except for (i) disclosure to a Seller’s direct and indirect parent companies, directors, attorneys, agents or accountants, provided that such attorneys or accountants likewise agree to be bound by this covenant of confidentiality, or are otherwise subject to confidentiality restrictions or (ii) upon prior written notice to Buyer, disclosure required by law, rule, regulation or order of a court or other regulatory body or (iii) upon prior written notice to Buyer, disclosure to any approved hedge counterparty to the extent necessary to obtain any Interest Rate Protection Agreement hereunder or (iv) any disclosures or filing required under Securities and Exchange Commission (“SEC”) or state securities’ laws; provided that in the case of (ii), (iii) and (iv), Sellers shall take reasonable actions to provide Buyer with prior written notice; provided further that in the case of (iv), the Sellers shall not file any of the Program Documents other than the Agreement with the SEC or state securities office unless Sellers shall have provided at least thirty (30) days (or such lesser time as may be demanded by the SEC or state securities office) prior written notice of such filing to Buyer; provided further that notwithstanding anything to the contrary herein, no party shall file or otherwise disclose the Pricing Side Letter. Notwithstanding anything herein to the contrary, each party (and each employee, representative, or other agent of each party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. For this purpose, tax treatment and tax structure shall not include (i) the identity of any existing or future party (or any Affiliate of such party) to this Agreement or (ii) any specific pricing information or other commercial terms, including the amount of any fees, expenses, rates or payments arising in connection with the transactions contemplated by this Agreement.

43. SERVICING

(a)  The Sellers covenant to maintain or cause the servicing of the Loans to be maintained in conformity with Accepted Servicing Practices. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an Event of Default, or (ii) the date on which all the Obligations have been paid in full, or (iii) the transfer of servicing to any entity approved by the Buyer and the assumption thereof by such entity.

(b) During the period any Seller is servicing the Loans, (i) such Seller agrees that Buyer is the owner of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Loans (the “Servicing Records”), and (ii) such Seller grants the Buyer a security interest in all servicing fees and rights relating to the Loans and all Servicing Records to secure the obligation of such Seller or its designee to service in conformity with this Section 43 and any other obligation of such Seller to the Buyer. Each Seller covenants to and shall cause any Subservicer to safeguard such Servicing Records and to deliver them promptly to the Buyer or its designee (including the Custodian) at the Buyer’s request. It is understood and agreed by the parties that prior to an Event of Default, the related Seller or any Subservicer, as applicable, shall retain the servicing fees with respect to the Loans.

(c) If the Loans are serviced by any third party servicer (such third party servicer, the “Subservicer”) other than Cenlar FSB, the Sellers shall provide a copy of the related servicing agreement with a properly executed Instruction Letter to the Buyer at least three (3) Business Days prior to the applicable Purchase Date or the date on which the Subservicer shall begin subservicing the Loans, which shall be in the form and substance acceptable to Buyer (the “Servicing Agreement”) and shall have obtained the written consent of the Buyer for such Subservicer to subservice the Loans. Initially, the Subservicer shall be Cenlar FSB.

(d) The Sellers agrees that, in the event any Seller is servicing the Loans, upon the occurrence of an Event of Default, the Buyer may terminate such Seller in its capacity as servicer and terminate any Servicing Agreement and transfer such servicing to the Buyer or its designee, at no cost or expense to the Buyer. In addition, the Sellers shall provide to the Buyer an Instruction Letter from the Seller to the effect that upon the occurrence of an Event of Default, the Buyer may cause the Seller to terminate any Subservicer or Servicing Agreement and direct that collections with respect to the Loans be remitted in accordance with the Buyer’s instructions. The Sellers agrees to cooperate with the Buyer in connection with the transfer of servicing.

(e) After the Purchase Date, until the Repurchase Date, the Sellers will have no right to modify or alter the terms of the Loan or consent to the modification or alteration of the terms of any Loan, and the Seller will have no obligation or right to repossess any Loan or substitute another Loan, except as provided in any Custodial Agreement.

(f) The Sellers shall permit the Buyer to inspect upon reasonable prior written notice at a mutually convenient time, the Sellers’ or their Affiliate’s servicing facilities, as the case may be, for the purpose of satisfying the Buyer that the Sellers or their Affiliate, as the case may be, has the ability to service the Loans as provided in this Agreement. In addition, with respect to any Subservicer which is not an Affiliate of the Seller, the Seller shall use its best efforts to enable the Buyer to inspect the servicing facilities of such Subservicer.

44. PERIODIC DUE DILIGENCE REVIEW

The Sellers acknowledge that the Buyer has the right to perform continuing due diligence reviews with respect to the Loans, for purposes of verifying compliance with the representations, warranties, covenants and specifications made hereunder or under any other Program Document, or otherwise, and the Seller agrees that upon reasonable (but no less than one (1) Business Day’s) prior notice to the Seller, the Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, make copies of, and make extracts of, the Mortgage Files, the Servicing Records and any and all documents, records, agreements, instruments or information relating to such Loans in the possession, or under the control, of the Seller and/or the Custodian. The Sellers also shall make available to the Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Loans. Without limiting the generality of the foregoing, the Sellers acknowledge that the Buyer shall purchase Loans from the Sellers based solely upon the information provided by the Sellers to the Buyer in the Loan Data Transmission and the representations, warranties and covenants contained herein, and that the Buyer, at its option, has the right, at any time to conduct a partial or complete due diligence review on some or all of the Purchased Loans, including, without limitation, ordering new credit reports, new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Loan. The Buyer may underwrite such Loans itself or engage a third party underwriter to perform such underwriting. The Sellers agree to cooperate with the Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Loans in the possession, or under the control, of the Sellers. In addition, the Buyer has the right to perform continuing Due Diligence Reviews of the Sellers, their Affiliates, directors, and their respective Subsidiaries and the officers, employees and significant shareholders thereof. The Sellers and Buyer further agree that all out-of-pocket costs and expenses incurred by the Buyer in connection with the Buyer’s activities pursuant to this Section 44 shall be paid by the Sellers.

45. SET-OFF

In addition to any rights and remedies of the Buyer provided by this Agreement and by law, the Buyer shall have the right, without prior notice to the Sellers, any such notice being expressly waived by the Sellers to the extent permitted by applicable law, upon any amount becoming due and payable by the Sellers hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all Property and deposits (general or special, time or demand, provisional or final), in any currency, and any other collateral, credits, indebtedness or claims, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Buyer or any Affiliate thereof to or for the credit or the account of the Sellers or any Affiliate of Sellers. The Buyer may set-off cash, the proceeds of the liquidation of any Purchased Items and all other sums or obligations owed by the Buyer or its Affiliates to Sellers or any of Sellers’ Affiliates against all of Sellers’ obligations or any of Seller’s Affiliates’ obligations to the Buyer or its Affiliates, whether under this Agreement or under any other agreement between the parties or between Seller and any Affiliate of the Buyer, or otherwise, whether or not such obligations are then due, without prejudice to the Buyer’s or its Affiliate’s right to recover any deficiency. The Buyer agrees promptly to notify the Sellers after any such set-off and application made by the Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.

46. JOINT AND SEVERAL LIABILITY; CROSS-DEFAULT

The Sellers hereby acknowledge and agree that they are jointly and severally liable to the Buyer for all representations, warranties, covenants, obligations and liabilities of each of the Sellers hereunder and under the Program Documents. The Sellers further acknowledge and agree that any Default, Event of Default or breach of a representation, warranty or covenant by any Seller under this Agreement is hereby considered a Default, Event of Default or breach by each Seller.

47. ENTIRE AGREEMENT

This Agreement and the other Program Documents embody the entire agreement and understanding of the parties hereto and thereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein and therein. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

NEW YORK MORTGAGE FUNDING, LLC, a Delaware limited liability company, as Seller

By: /s/ Joseph V. Fierro
Name: Joseph V. Fierro
Title: Chief Operating Officer

Address for Notices:

1301 Avenue of the Americas, 7th Floor
New York, New York 10019
Attention: Steven B. Schnall, CEO
Telecopier No: (212) 655-6269
Telephone No: (212) 634-9449

THE NEW YORK MORTGAGE COMPANY, LLC, a New York limited liability company, as Seller

By: /s/ Joseph V. Fierro
Name: Joseph V. Fierro
Title: Chief Operating Officer

Address for Notices:

1301 Avenue of the Americas, 7th Floor
New York, New York 10019
Attention: Steven B. Schnall, CEO
Telecopier No: (212) 655-6269
Telephone No: (212) 634-9449

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation, as Buyer and Agent, as applicable

By: /s/ Anthony Palmisano
Name: Anthony Palmisano
Title: Managing Director

Address for Notices:
600 Steamboat Road
Greenwich, Connecticut 06830
Attention:
Telecopier No:
Telephone No.:

With a copy to:

Attention: General Counsel
Telecopier No.: (203) 618-2132
Telephone No.: (203) 625-2700

NEW YORK MORTGAGE TRUST, INC., a Maryland corporation,as Seller

By: /s/ David A. Akre
Name: David A. Akre
Title: Vice Chairman/Co-Chief Executive Officer

Address for Notices:

1301 Avenue of the Americas, 7th Floor
New York, New York 10019
Attention: David Akre, CEO
Telecopier No: (212) 655-6269
Telephone No: (212) 634-2338

[Signature Page to Master Repurchase Agreement]

ANNEX I

BUYER ACTING AS AGENT

This Annex I forms a part of the Master Repurchase Agreement dated as of January 5, 2006, (the “Agreement”) among The New York Mortgage Company, LLC, New York Mortgage Funding, LLC, New York Mortgage Trust, Inc., and Greenwich Capital Financial Products, Inc. This Annex I sets forth the terms and conditions governing all transactions in which the Buyer selling assets or buying assets, as the case may be (“Agent”), in a Transaction is acting as agent for one or more third parties (each, a “Principal”). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.

1.
Additional Representations. Agent hereby makes the following representations, which shall continue during the term of any Transaction: Principal has duly authorized Agent to execute and deliver the Agreement and the other Program Documents on its behalf, has the power to so authorize Agent and to enter into the Transactions contemplated by the Agreement and the other Program Documents and to perform the obligations of Seller or the Buyer, as the case may be, under such Transactions, and has taken all necessary action to authorize such execution and delivery by Agent and such performance by it.

2.
Identification of Principals. Agent agrees (a) to provide the other party, prior to the date on which the parties agree to enter into any Transaction under the Agreement, with a written list of Principals for which it intends to act as Agent (which list may be amended in writing from time to time with the consent of the other party) and (b) to provide the other party, before the close of business on the next business day after orally agreeing to enter into a Transaction, with notice of the specific Principal or Principals for whom it is acting in connection with such Transaction. If (i) Agent fails to identify such Principal or Principals prior to the close of business on such next business day or (ii) the other party shall determine in its sole discretion any Principal or Principals identified by Agent are not acceptable to it, the other party may reject and rescind any Transaction with such Principal or Principals, return to Agent any Purchased Loans or portion of the Purchase Price, as the case may be, previously transferred to the other party and refuse any further performance under such Transaction, and Agent shall immediately return to the other party any portion of the Purchase Price or Purchased Loans, as the case may be, previously transferred to Agent in connection with such Transaction; provided, however, that (A) the other party shall promptly (and in any event within one business day) notify Agent of its determination to reject and rescind such Transaction and (B) to the extent that any performance was rendered by any party under any Transaction rejected by the other party, and such party shall remain entitled to any Price Differential or other amounts that would have been payable to it with respect to such performance if such Transaction had not been rejected. The other party acknowledges that Agent shall not have any obligation to provide it with confidential information regarding the financial status of its Principals; Agent agrees, however, that it will assist the other party in obtaining from Agent’s Principals such Information regarding the financial status of such Principals as the other party may reasonably request.

3.
Limitation of Agent’s Liability. The parties expressly acknowledge that if the representations of Agent under the Agreement, including this Annex I, are true and correct in all material respects during the term of any Transaction and Agent otherwise complies with the provisions of this Annex I, then (a) Agent’s obligations under the Agreement shall not include a guarantee of performance by its Principal or Principals; provided that Agent shall remain liable for performance pursuant to Section 10 of the Agreement, and (b) the other party’s remedies shall not include a right of setoff in respect of rights or obligations, if any, of Agent arising in other transactions in which Agent is acting as principal.

Annex. I -2

4.	Multiple Principals.

(a)
In the event that Agent proposes to act for more than one Principal hereunder, Agent and the other party shall elect whether (i) to treat Transactions under the Agreement as transactions entered into on behalf of separate Principals or (ii) to aggregate such Transactions as if they were transactions by a single Principal. Failure to make such an election in writing shall be deemed an election to treat Transactions under the Agreement as transactions on behalf of a single Principal.

(b)
In the event that Agent and the other party elect (or are deemed to elect) to treat Transactions under the Agreement as transactions on behalf of separate Principals, the parties agree that (i) Agent will provide the other party, together with the notice described in Section 2(b) of this Annex I, notice specifying the portion of each Transaction allocable to the account of each of the Principals for which it is acting (to the extent that any such Transaction is allocable to the account of more than one Principal); (ii) the portion of any individual Transaction allocable to each Principal shall be deemed a separate Transaction under the Agreement; (iii) the margin maintenance obligations of Seller under Section 6(a) of the Agreement shall be determined on a Transaction-by-Transaction basis (unless the parties agree to determine such obligations on a Principal-by-Principal basis); and (iv) Buyer’s remedies under the Agreement upon the occurrence of an Event of Default shall be determined as if Agent had entered into a separate Agreement with the other party on behalf of each of its Principals.

(c)
In the event that Agent and the other party elect to treat Transactions under the Agreement as if they were transactions by a single Principal, the parties agree that (i) Agent’s notice under Section 2(b) of this Annex I need only identify the names of its Principals but not the portion of each Transaction allocable to each Principal’s account; (ii) the margin maintenance obligations of Seller under Section 6(a) of the Agreement shall, subject to any greater requirement imposed by applicable law, be determined on an aggregate basis for all Transactions entered into by Agent on behalf of any Principal; and (iii) Buyer’s remedies upon the occurrence of an Event of Default shall be determined as if all Principals were a single Buyer.

(d)
Notwithstanding any other provision of the Agreement (including, without limitation, this Annex I), the parties agree that any Transactions by Agent on behalf of an employee benefit plan under ERISA shall be treated as Transactions on behalf of separate Principals in accordance with Section 4(b) of this Annex I (and all margin maintenance obligations of the parties shall be determined on a Transaction-by-Transaction basis).

Annex. I -3

5.
Interpretation of Terms. All references to “Buyer” in the Agreement shall, subject to the provisions of this Annex I (including, among other provisions, the limitations on Agent’s liability in Section 3 of this Annex 1), be construed to reflect that (i) each Principal shall have, in connection with any Transaction or Transactions entered into by Agent on its behalf, the rights, responsibilities, privileges and obligations of a “Buyer”, directly entering into such Transaction or Transactions with the other party under the Agreement, and (ii) Agent’s Principal or Principals have designated Agent as their sole agent for performance of Buyer’s obligations to Seller, and for receipt of performance by Seller of its obligations to Buyer, in connection with any Transaction or Transactions under the Agreement (including, among other things, as Agent for each Principal in connection with transfers of Loans, securities, cash or other property and as agent for giving and receiving all notices under the Agreement). Both Agent and its Principal or Principals shall be deemed “parties” to the Agreement and all references to a “party” or “either party” in the Agreement shall be deemed revised accordingly.

Annex. I -4

Schedule 1-A

REPRESENTATIONS AND WARRANTIES RE: RESIDENTIAL LOANS

Eligible Loans

As to each Purchased Loan that is secured by residential property and is subject to a Transaction hereunder (and the related Mortgage, Note, Assignment of Mortgage and Mortgaged Property), the related Seller shall be deemed to make the following representations and warranties to Buyer as of the Purchase Date and as of each date such Loan is subject to a Transaction:

(a) Loans as Described. The information set forth in the Loan Schedule with respect to the Loan is complete, true and correct in all material respects.

(b) Payments Current. The first Monthly Payment shall have been made prior to the second scheduled Monthly Payment becoming due.

(c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage securing the Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither any Seller nor the Qualified Originator from which the related Seller acquired the Loan has advanced funds (provided that any Loan which is a Negative Amortization Loan shall not be deemed to have funds), or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Loan, except for interest accruing from the date of the Note or date of disbursement of the proceeds of the Loan, whichever is more recent, to the day which precedes by one month the Due Date of the first installment of principal and interest thereunder.

(d) Original Terms Unmodified. The terms of the Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of the Buyer, and which has been delivered to the Custodian and the terms of which are reflected in the Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the title insurance policy, and its terms are reflected on the Loan Schedule. No Mortgagor in respect of the Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Loan Schedule.

(e) No Defenses. The Loan is not subject to any right of rescission, setoff, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Note or the Mortgage, or the exercise of any right thereunder, render either the Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Loan was originated.

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(f) Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by the Seller as of the date of origination consistent with the Underwriting Guidelines, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Loan with respect to each first lien Loan, (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines or (iv) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming the Seller, its successors and assigns (including without limitation, subsequent owners of the Loan), as mortgagee, and may not be reduced, terminated or canceled without 30 days’ prior written notice to the mortgagee. No such notice has been received by the Seller. All premiums due and owing on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. The Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by the Seller.

(g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, all applicable predatory and abusive lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the origination and servicing of such Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain or shall cause its agent to maintain in its possession, available for the inspection of the Buyer, and shall deliver to the Buyer, upon two Business Days’ request, evidence of compliance with all such requirements.

(h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole-or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission other than in the case of a release of a portion of the land comprising a Mortgaged Property or a release of a blanket Mortgage which release will not cause the Loan to fail to satisfy the Underwriting Guidelines. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor.

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(i) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that any condominium unit or planned unit development shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings, that a de minimus percentage of the Loans may be Cooperative Loans and that no residence or dwelling is a mobile home or a manufactured dwelling. Except for Mixed Use Loans, no portion of the Mortgaged Property is used for commercial purposes.

(j) Valid Lien. The Mortgage (including any Negative Amortization which may arise thereunder) is a valid, subsisting, enforceable and perfected first lien and first priority security interest with respect to each Loan on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing and with respect to Cooperative Loans, including the Proprietary Lease and the Cooperative Shares. The lien of the Mortgage is subject only to:

(1) the lien of current real property taxes and assessments not yet due and payable;

(2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Loan or (b) which do not adversely affect the Appraised Value of the related Mortgaged Property set forth in such appraisal; and

(3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Seller has full right to pledge and assign the same to the Buyer. The Mortgaged Property was not, as of the date of origination of the Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.

(k) Validity of Mortgage Documents. The Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Note, the Mortgage and any other such related agreement had legal capacity to enter into the Loan and to execute and deliver the Note, the Mortgage and any such agreement, and the Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Loan has taken place on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Loan. The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

(l) Full Disbursement of Proceeds. The proceeds of the Loan have been fully disbursed and there is no further requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with; provided that a de minimus percentage of the Loans may have escrow holdbacks, as indicated on the related Loan Schedule. All costs, fees and expenses incurred in making or closing the Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Note or Mortgage.

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(m) Ownership. The Seller is the sole owner and holder of the Loan. All Loans acquired by the Seller from third parties (including affiliates) were acquired in a true and legal sale pursuant to which such third party sold, transferred, conveyed and assigned to the Seller all of its right, title and interest in, to and under such Loan and retained no interest in such Loan. In connection with such sale, such third party received reasonably equivalent value and fair consideration and, in accordance with GAAP and for federal income tax purposes, reported the sale of such Loan to the Seller as a sale of its interests in such Loan. The Loan is not assigned or pledged, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer, pledge and assign the Loan to the Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to assign, transfer and pledge each Loan pursuant to this Agreement and following the pledge of each Loan, the Buyer will hold such Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement.

(n) Doing Business. All parties which have had any interest in the Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state or (D) not doing business in such state.

(o) LTV. As of the date of origination of the Loan, the LTV and is as identified on the Loan Schedule.

(p) Title Insurance. The Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Loan (including, to the extent a Note provides for Negative Amortization, the maximum amount of Negative Amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (j) of this Part I of Schedule 1-A, and in the case of Adjustable Rate Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment and Negative Amortization. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by the Seller.

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(q) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor its predecessors have waived any default, breach, violation or event of acceleration.

(r) No Mechanics’ Liens. At origination, there were no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with the lien of the Mortgage.

(s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.

(t) Origination; Payment Terms. The Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. Principal payments on the Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Loan. The Mortgage Interest Rate is adjusted, with respect to Adjustable Rate Loans, on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest .125%), subject to the Mortgage Interest Rate Cap. With respect to each Negative Amortization Loan, the related Note requires a Monthly Payment which is sufficient during the period following each Payment Adjustment Date, to fully amortize the outstanding principal balance as of the first day of such period (including any Negative Amortization) over the then remaining term of such Note and to pay interest at the related Mortgage Interest Rate; provided, that the Monthly Payment shall not increase to an amount that exceeds 107.5% of the amount of the Monthly Payment that was due immediately prior to the Payment Adjustment Date; provided, further, that the payment adjustment cap shall not be applicable with respect to the adjustment made to the Monthly Payment that occurs in a year in which the Loan has been outstanding for a multiple of five (5) years and in any such year the Monthly Payment shall be adjusted to fully amortize the Loan over the remaining term. The Due Date of the first payment under the Note is no more than 60 days from the date of the Note.

(u) Customary Provisions. The Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.

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(v) Conformance with Underwriting Guidelines and Agency Standards. The Loan was underwritten in accordance with the applicable Underwriting Guidelines. The Note and Mortgage are on forms similar to those used by Freddie Mac or Fannie Mae and the Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used.

(w) Occupancy of the Mortgaged Property. As of the Purchase Date the Mortgaged Property is either vacant or lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. The Seller has not received written notification from any governmental authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. The Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. Except as otherwise set forth in the Loan Schedule, the Mortgagor represented at the time of origination of the Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence.

(x) No Additional Collateral. The Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above.

(y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Custodian or the Buyer to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(z) Delivery of Mortgage Documents. If the Loan is a Dry Loan, the Note, the Mortgage, the Assignment of Mortgage (other than for a MERS Loan) and any other documents required to be delivered under the Custodial Agreement for each Loan have been delivered to the Custodian. The Seller or its agent is in possession of a complete, true and materially accurate Mortgage File in compliance with the Custodial Agreement, except for such documents the originals of which have been delivered to the Custodian.

(aa) Transfer of Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(bb) Due-On-Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(cc) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Loan is not a graduated payment mortgage loan and the Loan does not have a shared appreciation or other contingent interest feature.

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(dd) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the origination of the Loan have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Loan plus any Negative Amortization.

(ee) Mortgaged Property Undamaged. The Mortgaged Property (and with respect to any Cooperative Loan, the Cooperative Unit) is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and the Seller has no knowledge of any such proceedings.

(ff) Collection Practices; Escrow Deposits: Interest Rate Adjustments. The origination and collection practices used by the originator, each servicer of the Loan and the Seller with respect to the Loan have been in all material respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.

(gg) Conversion to Fixed Interest Rate. With respect to Adjustable Rate Loans, the Loan is not convertible to a fixed interest rate Loan unless otherwise disclosed to Buyer on the related Loan Schedule.

(hh) Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or by any officer, director, or employee of the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance.

(ii) Servicepersons’ Civil Relief Act. The Mortgagor has not notified the Seller, and the Seller has no knowledge, of any relief requested or allowed to the Mortgagor under the Servicepersons’ Civil Relief Act.

(jj) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Loan application by a qualified appraiser, duly appointed by the Seller or the Qualified Originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder, all as in effect on the date the Loan was originated.

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(kk) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and the Seller maintains such statement in the Mortgage File.

(ll) Construction or Rehabilitation of Mortgaged Property. No Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.

(mm) No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay.

(nn) Capitalization of Interest. The Note does not by its terms provide for the capitalization or forbearance of interest.

(oo) No Equity Participation. No document relating to the Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and the Seller has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

(pp) Withdrawn Loans. If the Loan has been released to the Seller pursuant to a Request for Release as permitted under Section 5 of the Custodial Agreement, then the promissory note relating to the Loan was returned to the Custodian within 10 days (or if such tenth day was not a Business Day, the next succeeding Business Day).

(qq) No Exception. Other than as noted by the Custodian on the Exception Report; no Exception exists (as defined in the Custodial Agreement) with respect to the Loan which would materially adversely affect the Loan or the Buyer’s security interest, granted by the Seller, in the Loan as determined by the Buyer in its sole discretion.

(rr) Qualified Originator. The Loan has been originated by, and, if applicable, purchased by the Seller from, a Qualified Originator.

(ss) Mortgage Submitted for Recordation. The Mortgage (other than for a MERS Loan) has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(tt) Reserved.

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(uu) Acceptable Investment. No specific circumstances or conditions exist with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that should reasonably be expected to (i) cause private institutional investors which invest in Loans similar to the Loan to regard the Loan as an unacceptable investment, (ii) cause the Loan to be more likely to become past due in comparison to similar Loans, or (iii) adversely affect the value or marketability of the Loan in comparison to similar Loans;

(vv) Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation;

(ww) Ground Leases. With respect to each ground lease to which the Mortgaged Property is subject (a “Ground Lease”): (i) the Mortgagor is the owner of a valid and subsisting interest as tenant under the Ground Lease; (ii) the Ground Lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (iii) all rent, additional rent and other charges reserved therein have been paid to the extent they are payable to the date hereof; (iv) the Mortgagor enjoys the quiet and peaceful possession of the estate demised thereby, subject to any sublease; (v) the Mortgagor is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder; (vi) the lessor under the Ground Lease is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed; (vii) the lessor under the Ground Lease has satisfied all of its repair or construction obligations, if any, to date pursuant to the terms of the Ground Lease; (viii) the remaining term of the Ground Lease extends not less than ten (10) years following the maturity date of such Loan; and (ix) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, the Ground Lease;

(xx) Value of Mortgaged Property. The Seller has no knowledge of any circumstances existing that should reasonably be expected to adversely affect the value or the marketability of the Mortgaged Property or the Loan or to cause the Loan to prepay during any period materially faster or slower than the Loans originated by the Seller generally;

(yy) HOEPA. No Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”), (b) a “high cost” mortgage loan, “covered” mortgage loan, “high risk home” mortgage loan, or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny or assignee liability to holders of such mortgage loans, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E);

(zz) No Predatory Lending. No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a mortgagor without regard for the mortgagor’s ability to repay the Loan and the extension of credit to a mortgagor which has no tangible net benefit to the mortgagor, were employed in connection with the origination of the Loan;

(aaa) Georgia Mortgage Loans. No Loan which is secured by a Mortgaged Property which is located in the state of Georgia was originated prior to March 7, 2004; and

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(bbb) Cooperative Loans. With respect to each Cooperative Loan, each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first priority lien and security interest in the Cooperative Shares and Proprietary Lease has been timely and properly made. Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to the Seller or its designee establishes in the Seller a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and the Seller has full right to sell and assign the same.

(ccc) MERS Loans. With respect to each MERS Loan, a Mortgage Identification Number has been assigned by MERS and such Mortgage Identification Number is accurately provided on the Loan Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded. With respect to each MERS Loan, Seller has not received any notice of liens or legal actions with respect to such Loan and no such notices have been electronically posted by MERS.

(ddd) Eligibility Criteria. The Loan is an Eligible Loan and complies with all other eligibility requirements set forth in the Pricing Side Letter.

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Schedule 1-A

REPRESENTATIONS AND WARRANTIES RE: SMALL BALANCE COMMERCIAL LOANS

Eligible Loans

As to each Purchased Loan that is a Small Balance Commercial Loan and is subject to a Transaction hereunder (and the related Mortgage, Note, Assignment of Mortgage and Mortgaged Property), the related Seller shall be deemed to make the following representations and warranties to Buyer as of the Purchase Date and as of each date such Loan is subject to a Transaction:

(a) Loan Schedule. The information set forth in the Loan Schedule is complete, true and correct in all material respects as of the date set forth therein.

(b) Whole Loan; Ownership of Loans. Each Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Buyer, the Seller has good title to, and is the sole owner of, each Loan and has full right, power and authority to sell, transfer, pledge and assign each of the Loans to the Buyer free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The Seller and each prior holder of the Loan, if any, was qualified and appropriately licensed (or was exempt from such qualification or license) to transact business in the jurisdiction in which the related Mortgaged Property is located at the time such entity had possession of the Note except where the failure to be qualified or licensed would not have a material adverse effect on the Loans. The sale of the Loans to the Buyer does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan Documents restricts the Seller’s right to transfer the Loan to the Buyer.

(c) Lien; Valid Assignment. No Loan is a second lien Loan. The Mortgage related to and delivered in connection with each Loan constitutes a valid and, subject to the exceptions set forth below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (i) the lien for current real estate taxes and assessments not yet past due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender’s title insurance policy, (iii) exceptions and exclusions specifically referred to in such lender’s title insurance policy, and (iv) other matters to which like properties are commonly subject, none of which matters referred to in clauses (ii), (iii) or (iv), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the value or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Loan debt (the foregoing items (i) through (iv) being herein referred to as the “Permitted Encumbrances”). The related Assignment of Mortgage executed and delivered to the Custodian in blank, is otherwise in recordable form and constitutes a legal, valid and binding assignment, and, assuming that the assignee has the capacity to acquire such Mortgage, sufficient to convey to the assignee named therein all of the assignor’s right, title and interest in, to and under such Mortgage. Notwithstanding the fact that the Seller shall not be required to file Uniform Commercial Code financing statements or continuation statements, such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in this paragraph (c) above, enforceable security interest in favor of the holder thereof in all of the related Mortgagor’s personal property used in the operation of the related Mortgaged Property.

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(d) Assignment of Leases and Rents. The assignment of leases, rents and profits or similar document or instrument in connection with each Loan and executed by the related Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation leasing or disposition of all or a portion of each Mortgaged Property, in the form which was duly executed, acknowledged and delivered, and as amended, modified, renewed or extended through the date hereof and from time to time hereafter (each an “Assignment of Leases and Rents” ) establishes and creates a valid and, subject to the exceptions set forth in paragraph (c) above, enforceable first priority collateral assignment in the related Mortgagor’s interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, subject to legal limitations of general applicability to mortgage loans similar to the Loans, and the Mortgagor and each assignor of such Assignment of Leases and Rents to the Seller have the full right to assign the same. Other than with respect to MERS Loans, the related assignment of any Assignment of Leases and Rents not included in a Mortgage, deed of trust, deed to secure debt or similar document that secures, in whole or in part, the related Mortgaged property and creates a Mortgage, has been executed and delivered to the Custodian in blank, is otherwise in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein (assuming that the assignee has the capacity to acquire such Assignment of Leases and Rents) all of the assignor’s right, title and interest in, to and under such Assignment of Leases and Rents.

(e) Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or (except for Permitted Encumbrances) subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination (except for Permitted Encumbrances), rescission or release, in any manner that, in each case, materially and adversely affects the value of the related Mortgaged Property except for any partial reconveyances of real property that are included in the related Mortgage File. None of the terms of any Note, Mortgage or Assignment of Leases and Rents has been impaired, waived, altered or modified, in each case in any material respect. Any non-material waivers, alterations or modifications with respect to any Loan are evidenced by written instruments, all of which are included in the related Mortgage File.

(f) Condition of Property; Condemnation. The Mortgaged Property for each Loan is in good repair and condition and free of any structural deficiencies or deferred maintenance that would influence the originator’s decision to originate any such Loan or the Buyer’s decision to purchase such Loan.

As of the date of its origination, there was no proceeding pending for the total or partial condemnation of any related Mortgaged Property that materially affects the value thereof, there is no pending proceeding for the total or partial condemnation of the related Mortgaged Property that materially affects the value thereof. To the best of Seller’s knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Loans), as of the date of the origination of each Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the value of the Mortgaged Property lay wholly within the boundaries of such property, except for encroachments that are insured against by the lender’s title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

(g) Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender’s title insurance policy or pro forma policy (the “Title Policy”) in the original principal amount of the related Loan after all advances of principal. Each Title Policy insures the Seller and its successors and assigns that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the Permitted Encumbrances stated therein (or a marked up title insurance commitment or pro forma policy marked as binding and counter-signed by the title insurer or its authorized agent on which the required premium has been paid exists which evidences that such Title Policy will be issued). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no material claims have been made thereunder and no claims have been paid thereunder. Neither the Seller nor any prior holder under the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. The insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located. Such Title Policy contains no exclusions for or affirmatively insures (other than in jurisdictions where affirmative insurance is unavailable), (i) access to public roads, and (ii) against material losses due to encroachments of any part of the building thereon over easements.

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(h) No Holdbacks. The proceeds of each Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the related Purchase Date have been complied with, or any such funds so escrowed have not been released. All costs, fees and expenses incurred in making or closing the Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund or any amounts paid or due to the Mortgagee pursuant to the Note or Mortgage.

(i) Mortgage Provisions. The Note or Mortgage for each Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph (c) above), including foreclosure, such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. The related Mortgage Loan Documents provide for the appointment of a receiver of rents following an event of default under such Mortgage Loan Documents, to the extent available under applicable law.

(j) Trustee under Deed of Trust. If any Mortgage is a deed of trust, (a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (b) no fees or expenses are payable to such trustee by the Seller, the Buyer or any transferee thereof except in connection with a trustee’s sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Loan.

(k) Environmental Conditions. Each Loan will be covered by an environmental insurance policy issued by Zurich American Insurance Company or a comparable insurance company acceptable to the Buyer in its reasonable discretion. Such insurance policy shall cover losses resulting from an environmental condition on a Mortgaged Property after the default of the related Mortgagor and the insured amount under each such insurance policy, in the aggregate, will be at least equal to 125% of the aggregate principal balance of all Loans financed by the Buyer pursuant to this Agreement. In the event that the originator has obtained an environmental site assessment meeting ASTM standards and assessing all hazards generally assessed for similar properties (as of the date of such assessment), including type, use and tenants for such similar properties (“Environmental Report”) or a Phase I and/or Phase II environmental report with respect to any Mortgaged Property in connection with the origination of any Loan, the Seller shall provide such reports to the Buyer.

With respect to each Mortgaged Property for which an Environmental Report was prepared, other than as disclosed in such Environmental Report, to the best of Seller’s knowledge, (X) no Hazardous Material is present on such Mortgaged Property, such that (1) the value, use or operations of such Mortgaged Property is materially and adversely affected, or (2) under applicable federal, state or local law and regulations, (i) such Hazardous Material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (ii) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating, remediating or otherwise responding to such Hazardous Material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property, and (Y) such Mortgaged Property is in material compliance with all applicable federal, state and local laws and regulations pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such Mortgaged Property and neither the Seller nor, to the best of the Seller’s knowledge, the related Mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any such law or regulation. With respect to any condition disclosed in the Environmental Report, which condition constituted a violation of applicable laws or regulations or would materially and adversely affect the value, use or operations of the related Mortgaged Property if not remedied, such condition has either been satisfactorily remedied, consistent with prudent multi-family, commercial or mixed-use mortgage lending practices (as applicable), or the applicable loan documents contain provisions which address such condition to the satisfaction of the Seller, consistent with prudent multi-family, commercial and or mixed-use mortgage lending practices (as applicable), and adequate funding or resources, consistent with prudent multi-family, commercial or mixed-use mortgage lending practices (as applicable), were available to remedy or otherwise respond to such condition.

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Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

“Hazardous Materials” means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance, material or waste by a federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. §§ 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. §§ 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. §§ 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. §§ 1251 et seq.), the Clean Air Act, as amended (42 U.S.C. §§ 7401 et seq.), and any regulations promulgated pursuant thereto.

(l) Loan Document Status. Each Note, Mortgage and other agreement that evidences or secures such Loan and that was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except with respect to provisions relating to default interest, yield maintenance charges and prepayment premiums and as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and, to the best of Seller’s knowledge, there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Note, Mortgage or other agreements.

(m) Insurance. Each Mortgaged Property is required (or the holder of the Mortgage can require) pursuant to the related Mortgage to be, and at origination the originator received evidence that such Mortgaged Property was, insured by (i) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, hail, windstorm (except with respect to the Loans set forth in a written notice to the Buyer upon the Buyer’s request), explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Loan consistent with its normal multi-family, commercial or mixed use mortgage lending practices (as applicable), against other risks insured against by persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the lesser of the principal balance of the related Loan and the replacement cost of the improvements on the Mortgaged Property, and with no provisions for a deduction for depreciation in respect of awards for the reconstruction of the improvements, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; and (ii) a flood insurance policy (if any portion of buildings or other structures (excluding parking) on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency (“FEMA”) as a special flood hazard area (which “special flood hazard area” does not include areas designated by FEMA as Zones B, C or X)). With respect to each Mortgaged Property, such Mortgaged Property is required pursuant to the related Mortgage to be (or the holder of the Mortgage can require that the Mortgaged Property be), and at origination the originator received evidence that such Mortgaged Property was, insured by a multi-family, commercial or mixed use general liability insurance policy (as applicable) in amounts as are generally required by multi-family, commercial or mixed use mortgage lenders (as applicable) for similar properties, and in any event not less than $1 million per occurrence. Under such insurance policies either (i) the originator and its successors and assigns is named as mortgagee under a standard mortgagee clause or (ii) the originator and its successors and assigns is named as an additional insured, and is entitled to receive prior notice as the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain or cause to be maintained all such insurance and, upon such Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain or to cause to be maintained such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Each Loan provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction of the principal amount of the Loan. Each Mortgage provides that any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent multi-family, commercial or mixed-use mortgage lender(as applicable)), or to the payment of the outstanding principal balance of the Loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property.

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(n) Taxes and Assessments and Ground Lease Rents. There are no delinquent taxes, assessments or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall be considered delinquent commencing from the date on which interest or penalties would be first payable thereon. There are no delinquent rents on any ground leases for any Mortgaged Property.

(o) Mortgagor Bankruptcy. No Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding and no Mortgaged Property or any portion thereof is subject to a plan in any such proceeding.

(p) Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor’s fee simple estate in real estate (the “Fee Interest”) or the related Loan is secured in whole or in part by the interest of the related Mortgagor as a lessee under a ground lease of the Mortgaged Property (a “Ground Lease”), and if secured in whole or in part by a Ground Lease, either (1) the ground lessor’s fee interest is subordinated to the lien of the Mortgage and the Mortgage will not be subject to any lien or encumbrances on the ground lessor’s fee interest, other than Permitted Encumbrances, and the holder of the Mortgage is permitted to foreclose the ground lessor’s fee interest within a commercially reasonable time period or (2) the following apply to such Ground Lease:

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1. Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the originator and related lessor) permits the interest of the lessee thereunder to be encumbered by the related Mortgage; does not restrict the use of the related Mortgaged Property by the lessee or its permitted successors and assigns in a manner that would materially and adversely affect the security provided by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

2. The lessee’s interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the ground lessor’s related fee interest and Permitted Encumbrances;

3. The Mortgagor’s interest in such Ground Lease is assignable to the Buyer and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the related Purchase Date) and, in the event that it is so assigned, is further assignable by the Buyer and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor (except in the case where such consent cannot be unreasonably withheld);

4. Such Ground Lease is in full force and effect, and the Seller has received no notice that an event of default has occurred thereunder, and, to the best of Seller’s knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

5. Such Ground Lease, or an estoppel letter or other agreement, requires the lessor under such Ground Lease to give notice of any material default by the lessee to the mortgagee (concurrent with notice given to the lessee), provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease, and such Ground Lease, or an estoppel letter or other agreement, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee. The Seller has provided the lessor under the Ground Lease with notice of the Seller’s lien on the Mortgaged Property in accordance with the provisions of such Ground Lease;

6. A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease by reason of such default;

7. Such Ground Lease has an original term, along with any extensions set forth in such Ground Lease, not less than 10 years beyond the full amortization term of the Loan;

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8. Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent multi-family, commercial or mixed-use mortgage lender (as applicable)), or to the payment of the outstanding principal balance of the Loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property;

9. Such Ground Lease does not impose any restrictions on subletting which would be viewed, as of the date of origination of the related Loan, as commercially unreasonable by the Seller; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee, or in any manner, which would materially and adversely affect the security provided by the related Mortgage;

10. Such Ground Lease or an estoppel or other agreement requires the lessor to enter into a new lease with the Seller or its successors or assigns under terms which do not materially vary from the economic terms of the Ground Lease, in the event of a termination of the Ground Lease by reason of a default by the Mortgagor under the Ground Lease, including rejection of the Ground Lease in a bankruptcy proceeding; and

11. Such Ground Lease may not be materially amended, modified or, except in the case of a default, cancelled or terminated without the prior written consent of the holder of the Loan, and any such action without such consent is not binding on such holder, including any increase in the amount of rent payable by the lessee thereunder during the term of the Loan.

(q) Escrow Deposits. All escrow deposits and payments relating to each Loan that are required to be deposited or paid have been so deposited or paid, and those escrow deposits and payments are under control of the Seller or its agents.

(r) No Fraud. In the origination and servicing of the Loan, neither the Seller nor any Affiliate thereof participated in any fraud or intentional material misrepresentation with respect to the Loan. No Mortgagor is guilty of defrauding or making a material misrepresentation to the Seller with respect to the origination of the Loan.

(s) Advancement of Funds by the Seller. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (or any tenant required to make its lease payments directly to the holder of the related Loan), directly or indirectly, for the payment of any amount required by such Loan.

(t) No Mechanics’ Liens. As of the date the Loan was originated and as of the related Purchase Date, each Mortgaged Property is free and clear of any and all mechanics’ and materialmen’s liens that are prior or equal to the lien of the related Mortgage and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein, or, if any such liens existing as of the related Purchase Date are not insured against by the Title Policy referred to herein, such liens will not have a material adverse effect on the value of the related Mortgaged Property.

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(u) Compliance With Laws. On the date of its origination, each Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination, funding and servicing of such Loan and assuming the Mortgage Interest Rate effective on the date of origination remains constant throughout the life of the Loan, the Loan complied with, or is exempt from, applicable state or federal laws, regulations or other requirements pertaining to usury.

(v) Cross-collateralization. No Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Loans.

(w) Releases of Mortgaged Property. No Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the valuation for such Mortgaged Property, and/or generates income, from the lien of the related Mortgage except upon payment in full of all amounts due under the related Loan, or upon satisfaction of the defeasance provisions of such Loan, other than the Loans that require the mortgagee to grant a release of a portion of the related Mortgaged Property upon (i) the satisfaction of certain legal and underwriting requirements where the portion of the related Mortgaged Property permitted to be released was not considered by the originator to be material in underwriting the Loan or, in the case of a substitution, where the Mortgagor is entitled to substitute a replacement parcel at its unilateral option upon the satisfaction of specified conditions, and/or (ii) the payment of a release price and prepayment consideration in connection therewith, consistent with the Seller’s normal multi-family, commercial or mixed-use mortgage lending practices (as applicable) (and in both (i) and (ii), any release of the Mortgaged Property has been reflected in the Loan Schedule). Except as described in the prior sentence (other than with respect to defeasance and substitution), no Loan permits the full or partial release or substitution of collateral unless (i) the mortgagor is entitled to substitute a replacement parcel at its unilateral option upon satisfaction of specified conditions, and (ii) the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (x) would not constitute a “significant modification” of such Loan within the meaning of Treas. Reg. §1.1001-3 and (y) would not cause such Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents with respect to each Loan that permits the full or partial release or substitution of collateral require the related Mortgagor to bear the cost of such opinion.

(x) No Equity Participation or Contingent Interest. No Loan is a negative amortization mortgage loan, contains any equity participation or provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property. Neither the Seller nor any Affiliate thereof has any obligation to make any capital contribution to the Mortgagor under the Loan or otherwise.

(y) No Material Default. Other than payments due but not yet 60 or more days delinquent (and only to the extent past due Loans are permitted in the definition of Eligible Loan), there exists no material default, breach, violation or event giving the lender the right to accelerate the Loan (and, to the best of Seller’s knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Loan, in any such case to the extent the same materially and adversely affects the value of the Loan and the related Mortgaged Property. The Seller has not waived any material default, breach, violation or event of acceleration under any of such documents and under the terms of each Loan, each related Note, each related Mortgage and the other Mortgage Loan Documents, no person or party other than the mortgagee may declare an event of default or accelerate the related indebtedness under such Loan, Mortgage Note or Mortgage.

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(z) Local Law Compliance. To the best of Seller’s knowledge, based on due diligence performed by the originator at origination that would be considered reasonable by prudent multi-family, commercial or mixed-use mortgage lenders (as applicable) in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal or internal or external market study performed at origination. The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required in connection with the origination of any Loan with respect to the occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.

(aa) Junior Liens. Except as otherwise approved by the prior written consent of the Buyer, none of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage.

(bb) Actions Concerning Loans. To the best of Seller’s knowledge, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Loan, Mortgagor or related Mortgaged Property that could reasonably be expected to adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that could reasonably be expected to materially and adversely affect the value of the Mortgaged Property as security for the Loan or the use for which the premises were intended and no such actions, suites or proceedings are pending before any court, and/or agency or arbitrator.

(cc) Servicing. The servicing and collection practices used by the Servicer or any prior holder or servicer of each Loan have been in all material respects legal, proper and prudent and have met customary industry standards utilized by multi-family, commercial or mixed-use mortgage lending institutions (as applicable) in the area where the related Mortgaged Property is located. The servicer of such Loan has not assessed the Mortgagor any delinquent payment fees that are not specifically prescribed in the Mortgage or Note, including but not limited to demand letter charges, or assessed the Mortgagor interest on any advances made by the servicer.

(dd) Licenses and Permits. To the best of Seller’s knowledge, based on due diligence that the originator customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Loan, and to the best of Seller’s knowledge, based on servicing procedures customarily performed in the Servicer’s servicing of the Loans, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

(ee) Collateral in Trust. The Note for each Loan is not secured by a pledge of any collateral that has not been assigned to the Buyer.

(ff) Due on Sale/Due on Encumbrance. Each Loan contains a “due on sale” clause, which provides for the acceleration of the payment of the unpaid principal balance of the Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor’s satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor’s satisfaction of certain conditions precedent.

Sch 1B - 9

(gg) Recourse. Subject to the requirements and restrictions of governing law, each Loan with an original principal balance less than $1,000,000 provides for full recourse to the Mortgagor or the related guarantor. Each Loan with an original principal balance greater than $1,000,000 provides for recourse to the Mortgagor or the related guarantor of $1,000,000. Either the Mortgagor or a guarantor with respect to each Loan is a natural person.

(hh) Underwriting Policies. Each Loan was either originated, purchased, acquired or arranged by the originator thereof, and each such origination, purchase, acquisition or arrangement of such Loan substantially complied in all material respects with the Loan Underwriting Guidelines in effect as of such Loan’s origination date.

(ii) REMIC Eligibility. Each Loan is a “qualified mortgage” as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective mortgage loans as qualified mortgages). Each Mortgaged Property will qualify as foreclosure property within the meaning of Section 856(e) of the Code if obtained by foreclosure or deed in lieu of foreclosure.

(jj) Property Appraisal. Each Loan will contain an appraisal, which appraisal is signed by an appraiser, who, to the best of the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made or the security thereof, and whose compensation is not affected by the approval or disapproval of the Loan. Each appraisal of the Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. Such appraisal conforms to Uniform Standards of Professional Appraisal Practice guidelines. For each Loan with an original principal balance greater than $1,000,000, the Seller has provided a full self-contained report written in summary format including three valuation approaches and for each Loan with an original principal balance less than $1,000,000, the Seller has provided either a full self-contained report written in summary format including three valuation approaches or a report in summary form prepared in the standard Freddie Mac format (FHLMC Form 71(B)) or form UCIAR-EP 7/90.

(kk) Yield Maintenance Premium. Subject to the requirements and restrictions of governing law, each yield maintenance premium is consistent with that charged by the Seller in its customary lending practices with respect to mortgage loans of the size and character of the Loans.

(ll) Loan Provisions. No Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Loan not be a “qualified mortgage” as such term is defined in Section 860G(a)(3) of the Code.

(mm) Defeasance and Assumption Costs. If the related Mortgage Loan Documents provide for defeasance, such documents provide that the related Mortgagor is responsible for the payment of all reasonable costs and expenses of Buyer incurred in connection with the defeasance of such Loan and the release of the related Mortgaged Property. The related Mortgage Loan Documents require the related Mortgagor to pay all reasonable costs and expenses of Buyer associated with the approval of an assumption of such Loan.

(nn) Defeasance. No Loan provides that it can be defeased prior to the date that is two years after the related origination date.

(oo) Confidentiality. There are no provisions in any Note, Mortgage or related loan documents with respect to any Loan, nor any other agreements or enforceable understandings with any Mortgagor, Mortgagor principal or guarantor, which restrict the dissemination of information regarding any Mortgagor, Mortgagor principal, guarantor or Mortgaged Property by the owner or holder of the Loan or requires such owner or holder to treat any information regarding any Mortgagor, Mortgagor principal, guarantor or Mortgaged Property as confidential; provided, however that state ad federal laws may specifically limit the use and/or dissemination of such information.

Sch 1B - 10

(pp) Separate Tax Lots. Each Mortgaged Property contains one or more separate tax lots (or will constitute separate tax lots when the next tax maps are issued) or is subject to an endorsement under the related Title Policy.

(qq) Status of Mortgage. The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of he Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

(rr) Assignment of Mortgage. Other than with respect to MERS Loans, the related Assignment of Mortgage executed and delivered to the Custodian in blank, is otherwise in recordable form and constitutes a legal, valid and binding assignment, and, assuming that the assignee has the capacity to acquire such Mortgage, sufficient to convey to the assignee named therein all of the assignor’s right, title and interest in, to and under such Mortgage. The endorsement of the Note is valid, legal and enforceable under the laws of the jurisdiction in which the Mortgaged Property is located.

(ss) Servicemembers’ Civil Relief Act. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers’ Civil Relief Act or similar state laws.

(tt) No Construction or Rehabilitation Loans. No Loan was made in connection with (A) the construction or rehabilitation of a Mortgaged Property or (B) facilitating the trade in or exchange of a Mortgaged Property.

(uu) No Predatory or High Cost Loans. No Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended, (b) a “high cost” mortgage loan, “covered” mortgage loan, “high risk home” mortgage loan or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny or assignee liability to holders of such mortgage loans, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E).

(vv) Compliance with Anti-Money Laundering Laws. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001 (collectively, the “Anti-Money Laundering Laws”) if any, to the extent required by such Anti-Money Laundering Laws; the Seller has established an anti-money laundering compliance program. No Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations.

(ww) Eligibility Criteria. The Loan is an Eligible Loan and complies with all other eligibility requirements set forth in the Pricing Side Letter.

Sch 1B - 11

(xx) Wet Loans. With respect to each Wet Loan, the Seller has obtained an Escrow Letter and an Insured Closing Letter, and will provide a copy of such Escrow Letter and Insured Closing Letter to Buyer promptly upon request.

Sch 1B - 12

Schedule 2

Filing Jurisdictions and Offices

New York Mortgage Funding, LLC	Delaware

The New York Mortgage Company, LLC	New York

New York Mortgage Trust, Inc.	Maryland

Schedule 3

Relevant States

Alabama
Alaska
Arizona
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kentucky
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
New Hampshire
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wyoming

Schedule 4

Subsidiaries

Schedule 5

Litigation

Wanek v. The New York Mortgage Company, LLC, No.: 05-C-4774 (United States District Court for the Northern District of Illinois).

Plaintiff has filed this purported class action against The New York Mortgage Company, LLC (“NYMC”) alleging violations of the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq. (“FCRA”). Plaintiff asserts that an NYMC mailing sent to him offering an FHA streamline refinance loan violated FCRA in two respects. First, plaintiff contends that the mailing failed to constitute a “firm offer of credit” under section 1681b of FCRA because it did not contain specific terms. Second, plaintiff asserts that the mailing did not contain the “clear and conspicuous” disclosures mandated by section 1681m of FCRA regarding a consumer’s ability to prohibit the use of credit information in a transaction not initiated by the consumer.

NYMC has moved to dismiss plaintiff’s Complaint on the ground that there is no longer a private right of action under section 1681m of FCRA that requires “clear and conspicuous” disclosures. As to the section 1681b claim that NYMC’s offer was not a “firm offer of credit,” given the specialized type of loan product involved, New York Mortgage asserts that the offer letter was sufficiently detailed for purposes of FCRA. NYMC has retained the Washington, DC law firm of Weiner Brodsky Sidman Kider PC, experts in the areas of regulatory compliance and consumer class action defense, to handle this litigation. The motion to dismiss has been fully briefed and is currently pending before the Court. Because this case is still in its early stages, we are unable to predict the outcome of the lawsuit or estimate the potential financial exposure to NYMC, if any.

It is not possible for the Sellers to determine with certainty whether the legal proceedings listed above are or will be material to the Sellers. By disclosing these legal proceedings on this Schedule, the Sellers do not intend to imply, and are not admitting, that the legal proceedings are in fact material legal proceedings within the meaning of Item 103 of Regulation S-K under the federal securities laws or SEC Staff Accounting Release 99.

EXHIBIT A

QUARTERLY CERTIFICATION

I, _______________________, _______________________ of NEW YORK MORTGAGE TRUST, INC. (“NYMT”), do hereby certify that

(i)
each of New York Mortgage Funding, LLC, The New York Mortgage Company, LLC, and NYMT is in compliance with all provisions and terms of the Master Repurchase Agreement, dated as of January 5, 2006 by and among Greenwich Capital Financial Products, Inc., New York Mortgage Funding, LLC, The New York Mortgage Company, LLC, and New York Mortgage Trust, Inc.;

(ii)	no Default has occurred thereunder;

(iii)	there have not been any modifications to the Underwriting Guidelines that have not been approved by Buyer;

(iv)	all additional modifications to the Underwriting Guidelines since the date of the most recent disclosure to Buyer of any modification to the Underwriting Guidelines are set forth herewith;

(v)
NYMT’s Tangible Net Worth (increased for purposes of determining such amount by the outstanding principal amount of the Trust Preferred Obligations) is not less than $100,000,000, or such higher amount provided under any other repurchase, financing, credit or other similar facility entered into by the Sellers. NYMT has at all times Cash Equivalents in an amount not less than $5,000,000. The ratio of NYMT’s Total Indebtedness to Tangible Net Worth is not greater than 20:1. The Sellers has cash, Cash Equivalents and unused borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse and repurchase facilities in an amount equal to not less than $10,000,000; and

(vi)	NYMT had after-tax Net Income of at least $1.00 for the preceding fiscal quarter.

IN WITNESS WHEREOF, I have signed this certificate.

Date: ____________, 200__	NEW YORK MORTGAGE TRUST, INC. Name: Title:

A-1-1

EXHIBIT B

FORM OF CUSTODIAL AGREEMENT

A-1-2

EXHIBIT C

FORM OF OPINION OF COUNSEL TO THE SELLERS

(date)

Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Dear Sirs and Mesdames:

You have requested [our] [my] opinion, as counsel to New York Mortgage Funding, LLC, a Delaware limited liability company, The New York Mortgage Company, LLC, a New York limited liability company and New York Mortgage Trust, Inc., a Maryland corporation (collectively, the “Sellers”), with respect to certain matters in connection with that certain Master Repurchase Agreement, dated as of January 5, 2006 (the “Agreement”), by and among the Sellers and Greenwich Capital Financial Products, Inc. (the “Buyer”), being executed contemporaneously with a Custodial Agreement, dated as of January 5, 2006 (the “Custodial Agreement”), by and among the Sellers, LaSalle Bank, National Association (the “Custodian”), and the Buyer. Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

[We] [I] have examined the following documents:

1.  the Agreement;

2.  Custodial Agreement;

3.  Pricing Side Letter;

4.  the Amended and Restated Electronic Tracking Agreement;

5.  the Servicing Agreement;

6. the Servicing Side Letter [insert other agreements]; and

7.  such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

Documents 1 through [6] above shall hereinafter be referred to as the “Program Documents”. To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Seller contained in the Agreement. [We] [I] have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is [our] [my] opinion that:

[Opinions to be rendered for each Seller]

12. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of [state] and is qualified to transact business in, duly licensed and is in good standing under, the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Loan and the servicing of each Loan pursuant to the Agreement.

13. The Seller has the corporate power to engage in the transactions contemplated by each of the Program Documents and the Custodial Agreement and all requisite corporate power, authority and legal right to execute and deliver each of the Program Documents and observe the terms and conditions of such instruments. The Seller has all requisite corporate power to enter into Transactions under the Agreement and to grant a security interest in the Purchased Items pursuant to the Agreement.

14. The execution, delivery and performance by the Seller of each of the Program Documents, and the sale by the Seller of the Purchased Items under the Agreement have been duly authorized by all necessary corporate action on the part of the Seller. Each of the Program Documents have been executed and delivered by the Seller and are legal, valid and binding agreements enforceable in accordance with their respective terms against the Seller, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Buyer’s security interest in the Loans.

15. No consent, approval, authorization or order of, and no filing or registration with, any court or governmental agency or regulatory body is required on the part of the Seller for the execution, delivery or performance by the Seller of any of the Program Documents or for the borrowings by the Seller under the Agreement or the granting of a security interest to the Buyer in the Purchased Items, pursuant to the Agreement.

16. The execution, delivery and performance by the Seller of, and the consummation of the transactions contemplated by each of the Program Documents do not and will not (a) violate any provision of the Seller’s charter or by-laws, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Seller of which I have knowledge (after due inquiry) or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which I have knowledge (after due inquiry) to which the Seller is a party or by which it is bound or to which it is subject, or (except for the Liens created pursuant to the Repurchase Agreement) result in the creation or imposition of any Lien upon any Property of the Seller pursuant to the terms of any such agreement or instrument.

17. There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Seller which, in [our] [my] judgment, either in any one instance or in the aggregate, would be reasonably likely to result in any material adverse change in the properties, business or financial condition, or prospects of the Seller or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted or in any material liability on the part of the Seller or which would draw into question the validity of any of the Program Documents or the Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be reasonably likely to impair materially the ability of the Seller to perform under the terms of any of the Program Documents or the Loans.

18. The Agreement is effective to create, in favor of the Buyer, a valid security interest under the Uniform Commercial Code in all of the right, title and interest of the Seller in, to and under the Purchased Items as collateral security for the payment of the Secured Obligations (as defined in the Agreement), except that (a) such security interests will continue in the Purchased Items after their sale, exchange or other disposition only to the extent provided in Section 9-306 of the Uniform Commercial Code, (b) the security interests in Purchased Items in which the Seller acquires rights after the commencement of a case under the Bankruptcy Code in respect of the Seller may be limited by Section 552 of the Bankruptcy Code.

19. When the Notes are delivered to the Custodian, endorsed in blank by a duly authorized officer of the Seller, the security interest referred to in paragraph 7 above in the Notes will constitute a fully perfected first priority security interest in all right, title and interest of the Seller therein, in the Loan evidenced thereby and in the Seller’s interest in the related Mortgaged Property.

(a)  Upon the filing of financing statements on Form UCC-1 naming the Buyer as “Secured Party” and the Seller as “Debtor”, and describing the Purchased Items, in the jurisdictions and recording offices listed on Schedule 1 attached hereto, the security interests referred to in paragraph 8 above will constitute fully perfected security interests under the Uniform Commercial Code in all right, title and interest of the Seller in, to and under such Purchased Items, which can be perfected by filing under the Uniform Commercial Code.

(b)  The UCC Search Report sets forth the proper filing offices and the proper debtors necessary to identify those Persons who have on file in the jurisdictions listed on Schedule 1 financing statements covering the Filing Collateral as of the dates and times specified on Schedule 2. Except for the matters listed on Schedule 2, the UCC Search Report identifies no Person who has filed in any Filing Office a financing statement describing the Filing Collateral prior to the effective dates of the UCC Search Report.

20. Neither the Seller nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. The Seller is not subject to any Federal or state statute or regulation which limits its ability to incur indebtedness.

21. The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located.

22. The Seller is duly registered as a [____________] in each state in which Loans were originated to the extent such registration is required by applicable law, and has obtained all other licenses and governmental approvals in each jurisdiction to the extent that the failure to obtain such licenses and approvals would render any Loan unenforceable or would materially and adversely affect the ability of the Seller to perform any of its obligations under, or the enforceability of, the Program Documents.

23. Assuming that all other elements necessary to render a Loan legal, valid, binding and enforceable were present in connection with the execution, delivery and performance of each Loan (including completion of the entire Loan fully, accurately and in compliance with all applicable laws, rules and regulations) and assuming further that no action was taken in connection with the execution, delivery and performance of each Loan (including in connection with the sale of the related Mortgaged Property) that would give rise to a defense to the legality, validity, binding effect and enforceability of such Loan, nothing in the forms of such Loans, as attached hereto as Exhibit A, would render such Loans other than legal, valid, binding and enforceable.

24. Assuming their validity, binding effect and enforceability in all other respects (including completion of the entire Loan fully, accurately and in compliance with all applicable laws, rules and regulations), the forms of Loans attached hereto as Exhibit A are in sufficient compliance with ________ law and Federal consumer protection laws so as not to be rendered void or voidable at the election of the Mortgagor thereunder.

25. The Agreement is a “repurchase agreement” and a “securities contract” within the meaning of Bankruptcy Code Sections 101(47) and 741(7), and the rights of the Buyer contained in Section 9 thereof to setoff mutual debts and claims, and in Section 35 thereof to liquidate, terminate and accelerate the Agreement, in the event of the bankruptcy of the Seller will not be stayed, avoided, or otherwise limited by operation of any provision of the Bankruptcy Code or by order of a court or administrative agency in any proceeding thereunder, including without limitation the automatic stay provisions of Bankruptcy Code Section 362(a) pursuant to Sections 362(b)[(6) and] (7) thereof.

Very truly yours,

EXHIBIT D

FORM OF TRANSACTION NOTICE

[insert date]

Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Attention: _______________________

Transaction Notice No.:_____________________

Ladies/Gentlemen:

Reference is made to the Master Repurchase Agreement, dated as of January 5, 2006 (the “Repurchase Agreement”; capitalized terms used but not otherwise defined herein shall have the meaning given them in the Repurchase Agreement), among New York Mortgage Funding, LLC, The New York Mortgage Company, LLC, New York Mortgage Trust, Inc. (each, and jointly and severally, the “Seller”) and Greenwich Capital Financial Products, Inc. (the “Buyer”).

In accordance with Section 3(a) of the Repurchase Agreement, the undersigned Seller hereby requests that you, the Buyer, agree to enter into a Transaction with us in connection with our delivery of Loans on ____________________ [insert requested Purchase Date, which in the case of Dry Loans must be at least two (2) Business Days following the date of the request] (the “Purchase Date”), in connection with which we shall sell to you the Loans set forth on the Loan Schedule attached hereto. The Purchase Price shall be ______ [insert applicable Purchase Price pursuant to the terms of the Pricing Side Letter], the Pricing Rate shall be _____ [insert applicable Pricing Rate pursuant to the terms of the Pricing Side Letter], and the Seller agrees to repurchase such Loans on _________ [insert requested Repurchase Date] at the Repurchase Price.

The Seller hereby certifies, as of such Purchase Date, that:

1.  no Default or Event of Default has occurred and is continuing on the date hereof nor will occur after giving effect to such Transaction as a result of such Transaction;

2.  each of the representations and warranties made by the Seller in or pursuant to the Program Documents is true and correct in all material respects on and as of such date (in the case of the representations and warranties in respect of Loans, solely with respect to Loans being purchased on the Purchase Date) as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

3.  the Seller is in compliance with all governmental licenses and authorizations and is qualified to do business and is in good standing in all required jurisdictions; and

4.  the Seller has satisfied all conditions precedent in Sections 9(a) and (b) of the Repurchase Agreement and all other requirements of the Program Documents.

D-1

The undersigned duly authorized officer of Seller further represents and warrants that (1) the documents constituting the Custodial File (as defined in the Custodial Agreement) with respect to the Loans that are the subject of the Transaction requested herein and more specifically identified on the mortgage loan schedule or computer readable magnetic transmission delivered to both the Buyer and the Custodian in connection herewith (the “Receipted Loans”) [with respect to Dry Loans: have been or are hereby submitted] [with respect to Wet Loans: shall be delivered, within _____ (__) days of the date of the execution of this Transaction Notice] to Custodian and such Required Documents are to be held by the Custodian for the Buyer, (2) all other documents related to such Receipted Loans (including, but not limited to, mortgages, insurance policies, loan applications and appraisals) have been or will be created and held by Seller in trust for Buyer, (3) all documents related to such Receipted Loans withdrawn from Custodian shall be held in trust by Seller for Buyer, and (4) upon Buyer’s wiring of the Purchase Price pursuant to Section 3(c) of the Repurchase Agreement, Buyer will have agreed to the terms of the Transaction as set forth herein and purchased the Receipted Loans from Seller.

Seller hereby represents and warrants that (x) the Receipted Loans have an unpaid principal balance as of the date hereof of $__________ and (y) the number of Receipted Loans is ______.

Very truly yours, By: Name: Title:

D-2

EXHIBIT E

UNDERWRITING GUIDELINES

[Underwriting guidelines to be attached]

E-1

EXHIBIT F

REQUIRED FIELDS FOR SERVICING TRANSMISSION

As agreed to among Buyer and Sellers

F-1

EXHIBIT G

REQUIRED FIELDS FOR LOAN DATA TRANSMISSION

As agreed to among Buyer and Sellers

G-1

EXHIBIT H

FORM OF MARKET VALUE CERTIFICATION

As agreed to among Buyer and Sellers

H-1

EXHIBIT I

FORM OF CONFIDENTIALITY AGREEMENT

In connection with your consideration of a possible or actual acquisition of a participating interest (the “Transaction”) in an advance, note or commitment of Greenwich Capital Financial Products, Inc. (“Buyer”) pursuant to a Master Repurchase Agreement between Buyer and The New York Mortgage Company, LLC, New York Mortgage Funding, LLC, New York Mortgage Trust (the “Seller”) dated January 5, 2006, you have requested the right to review certain non-public information regarding the Seller that is in the possession of Buyer. In consideration of, and as a condition to, furnishing you with such information and any other information (whether communicated in writing or communicated orally) delivered to you by Buyer or its affiliates, directors, officers, employees, advisors, agents or “controlling persons” (within the meaning of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) (such affiliates and other persons being herein referred to collectively as Buyer “Representatives”) in connection with the consideration of a Transaction (such information being herein referred to as “Evaluation Material”), Buyer hereby requests your agreement as follows:

1. The Evaluation Material will be used solely for the purpose of evaluating a possible Transaction with Buyer involving you or your affiliates, and unless and until you have completed such Transaction pursuant to a definitive agreement between you or any such affiliate and Buyer, such Evaluation Material will be kept strictly confidential by you and your affiliates, directors, officers, employees, advisors, agents or controlling persons (such affiliates and other persons being herein referred to collectively as “your Representatives”), except that the Evaluation Material or portions thereof may be disclosed to those of your Representatives who need to know such information for the purpose of evaluating a possible Transaction with Buyer (it being understood that prior to such disclosure your Representatives will be informed of the confidential nature of the Evaluation Material and shall agree to be bound by this Agreement). You agree to be responsible for any breach of this Agreement by your Representatives.

2. The term “Evaluation Material” does not include any information which (i) at the time of disclosure or thereafter is generally known by the public (other than as a result of its disclosure by you or your Representatives) or (ii) was or becomes available to you on a nonconfidential basis from a person not otherwise bound by a confidential agreement with Buyer or its Representatives or is not otherwise prohibited from transmitting the information to you. As used in this Agreement, the term “person” shall be broadly interpreted to include, without limitation, any corporation, company, joint venture, partnership or individual.

3. In the event that you receive a request to disclose all or any part of the information contained in the Evaluation Material under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction, you agree to (i) immediately notify Buyer and the Seller of the existence, terms and circumstances surrounding such a request, (ii) consult with the Seller on the advisability of taking legally available steps to resist or narrow such request, and (iii) if disclosure of such information is required, exercise your best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such information.

4. Unless otherwise required by law in the opinion of your counsel, neither you nor your Representative will, without our prior written consent, disclose to any person the fact that the Evaluation Material has been made available to you.

5. You agree not to initiate or maintain contact (except for those contacts made in the ordinary course of business) with any officer, director or employee of the Seller regarding the business, operations, prospects or finances of the Seller or the employment of such officer, director or employee, except with the express written permission of the Seller.

6. You understand and acknowledge that the Seller is not making any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material or any other information provided to you by Buyer. The Seller, its respective affiliates or Representatives, nor any of its respective officers, directors, employees, agents or controlling persons (within the meaning of the 1934 Act) shall have any liability to you or any other person (including, without limitation, any of your Representatives) resulting from your use of the Evaluation Material.

7. You agree that neither Buyer or the Seller has not granted you any license, copyright, or similar right with respect to any of the Evaluation Material or any other information provided to you by Buyer.

8. If you determine that you do not wish to proceed with the Transaction, you will promptly deliver to Buyer all of the Evaluation Material, including all copies and reproductions thereof in your possession or in the possession of any of your Representatives.

9. Without prejudice to the rights and remedies otherwise available to the Seller, the Seller shall be entitled to equitable relief by way of injunction if you or any of your Representatives breach or threaten to breach any of the provisions of this Agreement. You agree to waive, and to cause your Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedy.

10. The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be fully performed therein (excluding the conflicts of law rules). You submit to the jurisdiction of any court of the State of New York or the United States District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement.

11. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon the respective successors and assigns.

12. If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect and (ii) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

13. This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party and may be modified or waived only by a separate letter executed by the Seller and you expressly so modifying or waiving such Agreement.

14. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement.

Kindly execute and return one copy of this letter which will constitute our Agreement with respect to the subject matter of this letter.

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. By:

Confirmed and agreed to
this _____ day of _____________, 200_.
By:____________________________________
Name
Title:

EXHIBIT J

FORM OF INSTRUCTION LETTER

[Required fields to be provided by Buyer]

__________ __, 2006

___________________, as [Servicer/Subservicer]
____________________
____________________
Attention: _______________

Re:
Master Repurchase Agreement, dated as of December 30, by and among Greenwich Capital Financial Products, Inc., (“Buyer”), New York Mortgage Funding, LLC, The New York Mortgage Company, LLC and New York Mortgage Trust, Inc. (each, and jointly and severally, the “Seller”)

Ladies and Gentlemen:

Pursuant to the Master Repurchase Agreement, dated as of January 5, 2006 (the “Repurchase Agreement”), between the Buyer and the Seller, you are hereby notified that: (i) the undersigned Seller has sold to the Buyer the assets described on Schedule 1 hereto (the “Eligible Assets”), (ii) each of the Eligible Assets is subject to a security interest in favor of the Buyer, and (iii) effective as of the delivery of this letter to the Servicer, unless otherwise notified by the Buyer in writing, any payments or distributions made with respect to such Eligible Assets shall be remitted immediately by the Servicer in accordance with the Buyer’s wiring instructions provided below:

Account No.: [____________________]
ABA No.:       [____________________]
Reference:      [____________________]

The Subservicer also acknowledges its consent to terminate such Servicing Agreement upon notification by the Buyer of an occurrence of an Event of Default.

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to the Buyer promptly upon receipt. Any notices to the Buyer should be delivered to the following address: ___________ Attention: _________, Telephone: ________, Facsimile: ________.

J-1

Very truly yours, [SELLER] By: Name: Title:

ACKNOWLEDGED:

___________________________________, as [Servicer]

By:
Name:
Title:
Telephone:
Facsimile:
J-2

EXHIBIT K

THIRD PARTY UNDERWRITING GUIDELINES

PRIME

Agency (FNMA/FHLMC)
http://www.allregs.com/

Chase Correspondent (03):
http://www.chaseb2b.com/content/portal/body/Correspondent/OnLineGuidesFrame.html

Ohio Savings (04)
https://www2.gemstoneohio.com/MtgMktg/products/matrix/group/ohio_matrix.pdf

Thornburg (05)
http://www.thornburgmortgage.com/PDFs/SELLERS%20GUIDE%20October%202005.pdf

Citimortgage (10)
https://correspondent.citimortgage.com/Correspondent/GetManual.do

Aurora (11)
https://www.alservices.com/Conduit/UI/SSL/SellersGuide/TOC.aspx

Wells Fargo (12)
https://ilnet.wellsfargo.com/ildocs/guidelines/lendersalliance/index.jsp

Astoria Federal (15)
https://www.astoriamortgage.com/policies_procedures/index.jsp

Countrywide (33)
https://cld.countrywide.com/cld/

Indymac (43)
https://new-e-mits.indymacb2b.com/eMITS/Frames.asp

CSFB (49)
https://www.csfbconnect.com/UWGuidelines.asp

Bayview Financial (51) - mixed use/mult-family
http://www.silverhillfinancial.com/client_learning.jsp

FHA
http://www.hud.gov

Connecticut Bond - CHFA
http://www.chfa.org

Delaware Bond - DSHA
http://www2.state.de.us/dsha/research_frame.htm

New Hampshire Bond - NHHFA
http://www.nhhfa.org/

Pennsylvania Bond - PHFA
http://www.phfa.org/

Rhode Island Bond
http://www.rihousing.com/

SUB-PRIME

Countrywide Sub-prime (S-1)
https://cld.countrywide.com/cld/

New Century (S-4)
https://www.newcentury.com/sellersGuide/index.jsp

WMC (S-5)
https://www.wmcdirect.com/default.asp

Deutsche Bank (S-6)
https://clg.db.com/pages/corrlend/home.html

Impac Sub-prime (S-9)
http://www.impacfundingcorp.com/SellerGuide2003/sellersguide.asp

Novastar (S-11)
http://www.novastaris.com/manuals/netbranch_manuals.asp

Option One (S-12)
http://oomc.com/acquisitions/acquisitions_uwpolicies.asp

Decision One (S-13)
https://www.d1online.com/content/d1_corr_guidelines.pdf

ALT-A BULK INVESTORS

Impac (9)
Citigroup (10A)
Nomura (16)
Indymac (43)
Bear Stearns (44)
Wintergroup (45)
UBS Warburg (46)
Greenwich Capital (47)
CSFB (49)
Countrywide Securities (52)
US Bank (54)
Greenpoint Correspondent (55)
Lehman Brothers Sec (56)
RFC (58)
WAMU Securities (59)
Merrill Lynch (60)
Goldman Sachs (62)

Morgan Stanley (63)
WMC (S-5)
Deutsche Bank (S-6)
Option One (S-12)
Wells Fargo Sub-prime (12SP)
BB&T
FNMA
JP Morgan
Opteum Funding
Smith Barney
Wachovia
Bank of America
Sovereign Securities
CDC
C-Bass